Exhibit 2.8

Dated March 23, 2023

Indenture Agreement

between

Oatly Group AB

as Company

and

U.S. Bank Trust Company, National Association

as Trustee

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Table of Contents

Page

Page

Section 13.04	Adjustment of Conversion Rate	59
Section 13.05	Adjustments of Prices	69
Section 13.06	Ordinary Shares to Be Fully Paid	69
Section 13.07	Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares	70
Section 13.08	Certain Covenants	71
Section 13.09	Responsibility of Trustee	72
Section 13.10	Notice to Holders Prior to Certain Actions	72
Section 13.11	Shareholder Rights Plans	73
Section 13.12	Amendment Upon Unavailability of ADS Facility	73
Section 13.13	Exchange in Lieu of Conversion	73
Article XIV PRINCIPAL; REDEMPTION AT MATURITY		74
Section 14.01	Principal	74
Section 14.02	Redemption at Maturity	74
Article XV REPURCHASE OF NOTES AT OPTION OF HOLDERS		74
Section 15.01	Repurchase at Option of Holders Upon a Fundamental Change	74
Section 15.02	Withdrawal of Fundamental Change Repurchase Notice	76
Section 15.03	Deposit of Fundamental Change Repurchase Price	77
Section 15.04	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	77
Section 15.05	No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price	78
Article XVI TAX REDEMPTION		78
Section 16.01	Tax Redemption	78
Section 16.02	Notice of Tax Redemption	79
Section 16.03	Payment of Notes Called for Redemption	80
Section 16.04	Holders’ Right to Avoid Tax Redemption	80
Section 16.05	Restrictions on Tax Redemption	81
Section 16.06	Withdrawal of Notice of Election to Avoid Tax Redemption	81
Article XVII COVERED DISPOSITIONS		81
Section 17.01	Use of Net Proceeds of Covered Dispositions	81
Section 17.02	Repurchase at Option of Holders Upon a Covered Disposition	82
Section 17.03	Withdrawal of a Covered Disposition Offer Repurchase Notice	83
Section 17.04	Deposit of Covered Disposition Offer Price.	83
Article XVIII MISCELLANEOUS PROVISIONS		84
Section 18.01	Binding on Company’s Successors	84
Section 18.02	Official Acts by Successor Corporation	84
Section 18.03	Addresses for Notices, Etc	84
Section 18.04	Governing Law; Jurisdiction	85
Section 18.05	Submission to Jurisdiction; Service of Process	86
Section 18.06	Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee	86
Section 18.07	Legal Holidays	87
Section 18.08	No Security Interest Created	87
Section 18.09	Benefits of Indenture	87
Section 18.10	Table of Contents, Headings, Etc	87

EXHIBITS

EXHIBIT A -- FORM OF NOTE

SCHEDULE 1 -- SCHEDULE OF EXCHANGES OF NOTES

ATTACHMENT 1 -- FORM OF CONVERSION NOTICE

ATTACHMENT 2 -- FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

ATTACHMENT 3 -- FORM OF ASSIGNMENT AND TRANSFER

ATTACHMENT 4 -- CERTIFICATION AND AGREEMENT UPON THE DEPOSIT OF SHARES

ATTACHMENT 5 -- FORM OF COVERED DISPOSITION OFFER REPURCHASE NOTICE

EXHIBIT B -- FORM OF AUTHORIZATION CERTIFICATE

INDENTURE dated as of March 23, 2023, between OATLY GROUP AB (publ), a public limited liability company established under the laws of Sweden, as issuer (the “Company”, as more fully set forth in Section 1.01 (Definitions)) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”, as more fully set forth in Section 1.01 (Definitions)).

W I T N E S S E T H :

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 9.25% Convertible Senior PIK Notes due 2028 (the “Notes”), in the aggregate principal amount of up to US$99,900,000 pursuant to the Investment Agreement, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Conversion Notice, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer, as the case may be, to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article I

Definitions

Section 1.01 Definitions. The terms defined in this Section 1.01 (Definitions) (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“Additional Amounts” shall have the meaning specified in Section 4.07 (Additional Amounts).

“ADR” means an American Depositary Receipt evidencing the ADSs.

“ADS” means an American Depositary Share of the Company, issued pursuant to the Deposit Agreement, representing one Ordinary Share as of the date of this Indenture, and deposited with the ADS Custodian.

“ADS Custodian” means JPMorgan Chase Bank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs, or any successor entity thereto.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Threshold” shall have the meaning specified in Section 13.03 (Company Conversion Right).

“Applicable Tax Law” shall have the meaning specified in Section 4.07 (Additional Amounts).

“Board of Directors” means the board of directors (or the functional equivalent thereof) of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or a duly authorized committee thereof), and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, Sunday or day on which banking institutions or trust companies in the United States, Sweden or Hong Kong are, or the Federal Reserve Bank of New York is, authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“Capitalization Amount” means, for any Interest PIK Date, an amount per Note equal to the interest accrued on the principal amount of such Note as of the immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, the interest accrued on the Initial Principal Amount) and not paid in cash, calculated at the PIK Interest Rate on the principal amount of such Note for which interest is not paid in cash for the period from, and including, such immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, from, and including, the issue date of such Note or such other date from which such Note bears interest as stated on such Note) to, but excluding, such Interest PIK Date.

“Capitalization Method” shall have the meaning specified in Section 2.03(d)(i) (Date and Denomination of Notes; Payment of Interest and Defaulted Amounts).

“Capitalized Principal Amount” means, for any date, the principal amount per Note equal to the Initial Principal Amount of such Note, as increased on each Interest PIK Date occurring on or prior to such date by the Capitalization Amount for such Interest PIK Date, if any.

“Cash Interest Rate” means 9.25% per annum.

“Change in Tax Law” shall have the meaning specified in Section 16.01(a) (Tax Redemption).

“Clause A Distribution” shall have the meaning specified in Section 13.04(c) (Adjustment of Conversion Rate).

“Clause B Distribution” shall have the meaning specified in Section 13.04(c) (Adjustment of Conversion Rate).

“Clause C Distribution” shall have the meaning specified in Section 13.04(c) (Adjustment of Conversion Rate).

“close of business” means 5:00 p.m. (New York City time).

“Closing Date” means March 23, 2023.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Equity” of any Person means ordinary share capital or Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article XI (Consolidation, Merger, Sale, Conveyance and Lease), shall include its successors and assigns.

“Company Conversion” shall have the meaning specified in Section 13.03(a) (Company Conversion Right).

“Company Conversion Date” shall have the meaning specified in Section 13.03(a) (Company Conversion Right).

“Company Conversion Notice” shall have the meaning specified in Section 13.03(a) (Company Conversion Right).

“Company Conversion Qualification Period” shall have the meaning specified in Section 13.03(a) (Company Conversion Right).

“Company Group” shall have the meaning set forth in the definition of “Fundamental Change”.

“Company Order” means a written order of the Company, signed by an Officer of the Company and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02 (Maintenance of Office or Agency).

“Conversion Date” shall have the meaning specified in Section 13.02(c) (Conversion Procedure; Settlement Upon Conversion).

“Conversion Notice” shall have the meaning specified in Section 13.02(b) (Conversion Procedure; Settlement Upon Conversion) and be in substantially the form set forth in Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Conversion Obligation” shall have the meaning specified in Section 13.01 (Conversion Privilege).

“Conversion Price” shall have the meaning specified in Section 13.01 (Conversion Privilege).

“Conversion Rate” shall have the meaning specified in Section 13.01 (Conversion Privilege).

“Conversion Right” shall have the meaning specified in Section 13.01 (Conversion Privilege).

“Conversion Securities” means (i) if the Conversion Date occurs prior to the Resale Restriction Termination Date, Ordinary Shares in the form of restricted ADSs which bear the legend set forth in Section 2.05(d); and (ii) if the Conversion Date occurs after the Resale Restriction Termination Date, Ordinary Shares in the form of ADSs.

“Corporate Trust Office” means the designated office of the Trustee at which at any time the transactions contemplated by the Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, Global Corporate Trust, 425 Walnut Street, CN-OH-W6CT, Cincinnati, OH 45202, Attention: Oatly Group AB Administrator or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Covered Assets” means, on any date of determination, substantially all of both (a) the Company’s and its Restricted Subsidiaries’ commercial operations and (b) the Company’s and its Restricted Subsidiaries production operations, located in one of the five countries or regional groupings for which the Company recognized the highest gross revenues during its most recently completed four fiscal quarters for which financial statements are filed with the SEC or otherwise available (or 100% of the equity interests of a Restricted Subsidiary that own such operations).

“Covered Disposition” means the sale, conveyance or other disposition, in one or a series of related transactions, by the Company or its Restricted Subsidiaries of Covered Assets; provided that if such sale, conveyance or other disposition constitutes a Fundamental Change, the provisions of Article XVII shall not apply. Notwithstanding the preceding, none of the following items will be deemed to be a Covered Disposition:

(a) any sale, conveyance or other disposition between or among the Company and its Restricted Subsidiaries;

(b) an issuance or sale of equity interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(c) any investment or joint venture (the creation of which does not generate cash proceeds for the Company or its Restricted Subsidiaries);

(d) any sale, conveyance or disposition of operations or assets to the extent exchanged for credit against the purchase price of another operations or assets useful in the business of the Company and its Restricted Subsidiaries;

(e) sale/leaseback transactions or leases of property;

(f) the sale, conveyance or disposition of any operations or assets that are no longer used or useful in the conduct of the business of the Company and the Restricted Subsidiaries (or equity interests of the entities which own such operations or assets);

(g) any sale, conveyance or disposition as a result of foreclosure, condemnation, eminent domain, seizure, nationalization or any similar action, or in lieu thereof, or to comply with an order of a governmental authority or any law or regulation; and

(h) any sale, conveyance or disposition in connection with relocation activities.

“Covered Disposition Notice” has the meaning set forth in Section 17.01 hereof.

“Covered Disposition Offer” has the meaning set forth in Section 17.02 hereof.

“Covered Disposition Offer Price” has the meaning set forth in Section 17.04 hereof.

“Covered Disposition Offer Repurchase Date” has the meaning set forth in Section 17.01 hereof.

“Covered Disposition Offer Request” has the meaning set forth in Section 17.01 hereof.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily VWAP” means, for any Trading Day, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OTLY <equity> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Tax Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deposit Agreement” means the Deposit Agreement, dated as of May 19, 2021, among the Company, the ADS Depositary, and all holders and beneficial owners from time to time of the ADRs issued by the ADS Depositary thereunder evidencing the ADSs, or, if amended or supplemented as provided therein, as so amended or supplemented.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 13.04(c) (Adjustment of Conversion Rate).

“Effective Date” shall have the meaning specified in Section 13.04(c) (Adjustment of Conversion Rate).

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including Common Equity, Preferred Stock, limited liability company interests, trust units and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Events of Default” shall have the meaning specified in Section 6.01 (Event of Default).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 15.05 (No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price), the Company does not offer to repurchase any Notes.

“Expiration Date” shall have the meaning specified in Section 13.04(e) (Adjustment of Conversion Rate).

“Expiring Rights” means any rights, options or warrants to purchase Conversion Securities that expire on or prior to the Maturity Date.

“FATCA” shall have the meaning specified in Section 4.07 (Additional Amounts).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Conversion Notice” shall mean the “Form of Conversion Notice” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries and any Permitted Holder, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of the Company’s ordinary share capital or (B) any Permitted Holder or “group” within the meaning of Section 13(d) of the Exchange Act that includes any Permitted Holder, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such Permitted Holder or “group,” together with all other permitted holders and any other “group” that includes any Permitted Holder, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, in the aggregate, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 75% of the voting power of the Company’s ordinary share capital;

(b) the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Ordinary Shares or the ADSs will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions (other than in the ordinary course of business) of (x) 50% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, as of the last day of the Company’s most recently completed fiscal quarter prior to the date of such sale, lease or transfer or (y) assets which generated 50% or more of the consolidated revenue of the Company and its

Subsidiaries, taken as a whole, for the four most recently completed fiscal quarters of the Company prior to the execution of the agreement related to the sale, lease or transfer, in each case to any Person other than one of the Company’s Wholly Owned Subsidiaries, provided, however, that no adjustment to the Conversion Rate pursuant to Section 13.04 shall be made in respect of any transaction or series of transactions which constitute a Fundamental Change pursuant to this clause (C) of this clause (b); further provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (b) above); or

(d) the ADSs (or other Common Equity or depositary receipts in respect of Common Equity underlying the Notes) cease to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Ordinary Shares or ADSs in the transaction or event that would otherwise constitute a Fundamental Change consists of shares of Common Equity or ADSs in respect of Common Equity that are listed on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors or that will be so listed when issued or exchanged in connection with such transaction or event that would otherwise constitute a Fundamental Change under clause (b) of the definition thereof, and as a result of such transaction or event, the Notes become convertible into such consideration subject to settlement in accordance with the provisions of Article XIII (Conversion of Notes); for the avoidance of doubt, an event that is not considered a Fundamental Change pursuant to this proviso shall not be a Fundamental Change solely because such event could also be subject to clause (a) above.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(b) (Repurchase at Option of Holders Upon a Fundamental Change).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01 (Repurchase at Option of Holders Upon a Fundamental Change).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.01(a)(i) (Repurchase at Option of Holders Upon a Fundamental Change).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.01 (Repurchase at Option of Holders Upon a Fundamental Change).

The terms “given”, “mailed”, “notify” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register (in the case of a Physical Note), in each case, in accordance with Section 18.03 (Addresses for Notice, Etc). Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” shall have the meaning specified in Section 2.05(b) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” has the meaning ascribed to it in the Term Loan B Credit Facility.

“Indenture” means this indenture as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Principal Amount” of any Note means the principal amount of such Note at the time of original issuance of such Note. For the avoidance of doubt, the “Initial Principal Amount” of each minimum denomination of Notes on their issue date shall be US$1.00 and integral multiples in excess thereof.

“Intercreditor Agreement” means any intercreditor agreement entered into in accordance with Section 18.19 between, among others, the Company and the Trustee relating to, among other things, this Indenture.

“Interest Payment Date” means each April 15 and October 15 of each year or, if the relevant date is not a Business Day, the immediately following Business Day, beginning on October 15, 2023.

“Interest PIK Date” means each Interest Payment Date with respect to which the Company elects (or is deemed to have elected) to pay interest accrued on the Notes to, but excluding, such Interest Payment Date by the Capitalization Method pursuant to Section 2.03(d) hereof.

“Investment Agreement” means that certain Investment Agreement, dated as of March 14, 2023 among the Company and the Investors listed in Schedule A thereto, relating to the issuance and sale of the Notes.

“Last Reported Sale Price” of the ADSs on any Trading Day means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are listed. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Amount” means, as of any given date and as applicable, in connection with any Fundamental Change or Company Conversion, an amount equal to the amount of additional interest that would accrue under this Note through and including the Maturity Date assuming for calculation purposes that (i) the outstanding principal amount of this Note as of the date of the applicable Fundamental Change Repurchase Date or Company Conversion Date remained outstanding through and including the Maturity Date; (ii) on each Interest Payment Date between the applicable Fundamental Change Repurchase Date or Company Conversion Date and the Maturity Date, the outstanding principal amount of this Note would increase by the amount of PIK Interest due on such Interest Payment Date and (iii) on each Interest Payment

Date between the applicable Fundamental Change Repurchase Date or Company Conversion Date and the Maturity Date, interest would have been paid on the outstanding principal amount as increased by clause (ii) of this definition with respect to the immediately previous Interest Payment Date.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts traded on any U.S. exchange relating to the ADSs.

“Maturity Date” means September 14, 2028.

“Maturity Redemption Price” shall have the meaning specified in Section 14.02 (Redemption at Maturity).

“Merger Event” shall have the meaning specified in Section 13.07(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of a Covered Disposition (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in such Covered Disposition), net of:

(a) the costs incurred in connection with such Covered Disposition, including, without limitation, attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith;

(b) taxes paid or payable in connection with such Covered Disposition (or any tax distribution required as a result thereof) and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds;

(c) any reserve (i) for any liabilities or indemnification obligations with respect to such Covered Disposition or (ii) in respect of the sale price of, such Covered Disposition; and

(d) in the case of any joint venture or non-wholly owned Restricted Subsidiary, the pro rata portion of any proceeds attributable to minority interests.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Note Registrar” shall have the meaning specified in Section 2.05(a) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Officer” means, with respect to the Company, the Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, any Executive Vice

President, any Senior Vice President, any Vice President, the Treasurer or any Assistant Treasurer, the Controller or any Assistant Controller or the Secretary or any Assistant Secretary.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by any Officer of the Company. Each such certificate shall include the statements provided for in Section 18.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee) if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.09 (Compliance Certificate; Statements as to Defaults) shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel and in a form reasonably acceptable to the Trustee, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 18.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee) if and to the extent required by the provisions of such Section 18.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee).

“Ordinary Shares” means the ordinary shares, quota value SEK 0.0015 per ordinary share, of the Company.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article XIII (Conversion of Notes) and required to be cancelled pursuant to Section 2.08 (Cancellation of Notes Paid, Converted, Etc.);

(e) Notes repurchased by the Company pursuant to Section 2.10 (Repurchases) and surrendered to the Trustee for cancellation;

(f) Notes repurchased by the Company pursuant to Section 15.01 (Repurchase at Option of Holders Upon a Fundamental Change) and surrendered to the Trustee for cancellation;

(g) Notes redeemed by the Company pursuant to Article XVI (Tax Redemption) and surrendered to the Trustee for cancellation; and

(h) Notes repurchased by the Company pursuant to Article XVII (Covered Dispositions).

“Pari Passu Debt Liabilities” shall have the meaning set forth in the Intercreditor Agreement.

“Paying Agent” shall have the meaning specified in Section 4.02 (Maintenance of Office or Agency).

“Permitted Holder” means Nativus Company Limited, Verlinvest S.A., China Company Limited, China Resources Inc., and their respective affiliates.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“PIK Interest” means any interest paid pursuant to Section 2.03(d) by the Capitalization Method.

“PIK Interest Rate” means 9.25% per annum.

“PIK Notes” shall have the meaning specified in Section 2.03(d)(ii).

“PIK Payment” means the payment of any PIK Interest on the Notes.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the date hereof that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Conversion Securities (or other applicable security) have the right to receive any cash, securities or other property or in which the Conversion Securities (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Property” shall have the meaning specified in Section 13.07(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the April 1 or October 1 (whether or not such day is a Business Day) immediately preceding the applicable April 15 or October 15 Interest Payment Date, respectively.

“Relevant Date” means, with respect to any payment or delivery due from the Company, whichever is the later of (i) the date on which such payment or delivery first becomes due and (ii) the date on which payment or delivery thereof is duly provided.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07 (Additional Amounts).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee assigned responsibility for administration of the Indenture, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Issuance Agreement” means that certain deposit agreement for restricted securities dated March 14, 2023 between the Company and the ADS Depositary and the holders and beneficial owners of the restricted ADRs issued by the ADS Depositary thereunder evidencing restricted ADSs, or, if amended or supplemented as provided therein, as so amended or supplemented.

“Restricted Securities” shall have the meaning specified in Section 2.05(c) (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary).

“Restricted Subsidiary” means the Company’s Subsidiaries which constitute Restricted Subsidiaries under the Term Loan B Credit Facility.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the primary United States national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article I, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spin-Off” shall have the meaning specified in Section 13.04(c) (Adjustment of Conversion Rate).

“Subordinated Indebtedness” means Indebtedness of the Company or any of its Subsidiaries that is expressly subordinated in right of payment to other Indebtedness of the Company or any of its Subsidiaries.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a) (Company May Consolidate, Etc. on Certain Terms).

“Swedish Note Documents” mean (i) that certain subscription agreement, dated as of March 14, 2023 among the Company and the investors as set out therein, and (ii) the terms and conditions relating to the issuance of the Swedish Notes.

“Swedish Notes” mean the 9.25% Convertible Senior PIK Notes due 2028 in the aggregate principal amount of up to US$200,100,000 to be issued pursuant to the Swedish Note Documents.

“Tax Redemption” shall have the meaning specified in Section 16.01(a) (Tax Redemption).

“Tax Redemption Date” shall have the meaning specified in Section 16.02(a) (Notice of Tax Redemption).

“Tax Redemption Notice” shall have the meaning specified in Section 16.02(a) (Notice of Tax Redemption).

“Tax Redemption Price” means, for any Notes to be redeemed pursuant to a Tax Redemption pursuant to Section 16.01(a) (Tax Redemption) and Section 16.02(a) (Notice of Tax Redemption), 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Tax Redemption Date (unless the Tax Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Tax Redemption Price will be equal to 100% of the principal amount of such Notes) including, for the avoidance of doubt, any Additional Amounts with respect to such amount.

“Term Loan B Credit Facility” means any term loan B credit agreement entered into between, among others, the Company on terms and subject to conditions (i) consistent in all material respects with the proposed terms set out in the commitment letter dated on or around March 14, 2023, from Silver Point Capital, L.P. to the Company and (ii) not materially less favorable (from the perspective of the Holders) than those contained in the draft term loan B credit agreement distributed by the Company to the Holders on March 7, 2023.

“Trading Day” means a scheduled trading day on which (i) trading in the ADSs generally occurs on The Nasdaq Global Select Market or, if the ADSs are not then listed on The Nasdaq Global Select Market, on the principal other United States national or regional securities exchange on which the ADSs are then listed or, if the ADSs or Ordinary Shares are not then listed on a United States national or regional securities exchange, on the principal other market on which the ADSs or Ordinary Shares are then traded, and (ii) there is no Market Disruption Event; if the ADSs are not so listed or traded, “Trading Day” means a “Business Day.”

“Trigger Event” shall have the meaning specified in Section 13.04(c) (Adjustment of Conversion Rate).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 13.07(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares).

“U.S. Dollar”, “US$” or “$” means the legal currency of the United States of America.

“Valuation Period” shall have the meaning specified in Section 13.04(c) (Adjustment of Conversion Rate).

“VAT” means value added tax as applied under the laws of Sweden.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such person to the extent required to satisfy local minority interest requirements outside of the United States.

Section 1.02 Interpretation. (a) Headings used in this Indenture are for ease of reference only and shall be ignored in interpreting this Indenture.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

(c) References to Sections and Exhibits are references to Sections and Exhibits of or to this Indenture.

(d) Words and expressions in the singular include the plural and vice versa and words and expressions importing one gender include every gender.

(e) Whenever the words “include,” “includes” or “including” are used in this Indenture, they are deemed to be followed by the words “without limitation.”

(f) When the term “principal” of any Note or “principal amount” of any Note, in each case, is used herein, such references shall be deemed to be references to the Capitalized Principal Amount of such Note, unless the context otherwise requires.

Article II

Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01 Designation and Amount. (a) The Notes shall be designated as the “9.25% Convertible Senior PIK Notes due 2028” and shall bear interest at the rate of 9.25% per annum. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to US$99,900,000 except for Notes authenticated and delivered upon the issuance of PIK Notes or upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05 (Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary), Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes), Section 2.07 (Temporary Notes), Section 10.04 (Notation on Notes), Section 13.02 (Conversion Procedure; Settlement Upon Conversion) and Section 15.03 (Deposit of Fundamental Change Repurchase Price).

Section 2.02 Form of Notes. The Notes and the certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian (at the direction of the Trustee) in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of the Initial Principal Amount. PIK Interest on the Notes shall be paid in minimum denominations of $1.00 and integral multiples thereof, rounded up to the nearest $1.00. Each Note shall be dated the date of its authentication and shall bear interest at a fixed rate equal to 9.25% per annum, on the outstanding principal amount of the Notes from the date specified on the face of such Note until all the outstanding principal amounts are fully repaid; provided that if any portion of the principal amount is duly converted, exchanged, redeemed, repurchased or otherwise cancelled in accordance with the terms of this Indenture, interest shall cease to accrue on the portion of the principal amount so converted, exchanged, redeemed, repurchased or otherwise cancelled. Accrued interest on the Notes shall be payable on each Interest Payment Date and be computed on the basis of a 360-day year composed of twelve 30-day months and, for any partial month, on a pro rata basis based on the number of days actually elapsed over a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company designated by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest (i) on Physical Notes, if any, (A) to Holders holding Physical Notes, if any, having an aggregate principal amount of US$1,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than US$1,000,000, either by check mailed to such Holders or, upon written application by such Holder to the Trustee not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Trustee to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(d) (i) The Company may, at its option, elect to pay interest on the Notes on any Interest Payment Date (i) by paying an amount in cash on such Interest Payment Date equal to all or a portion of interest accrued from, and including, the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from, and including, the issue date of such Notes or such other date from which such Note bears interest as stated on such Note) on the principal amount as of the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, on the Initial Principal Amount), calculated at the Cash Interest Rate (the “Cash Method”) and (ii) if not paid by the Cash Method, in the case of Global Notes, by payment-in-kind, by increasing the principal amount of such Global Notes by the Capitalization Amount for such Interest Payment Date or, in the case of Physical Notes, by issuing PIK Notes in the form of Physical Notes (the “Capitalization Method”); provided that on any Interest Payment Date on which the Company pays interest using the Capitalization Method, the Capitalization Amount shall be rounded up to the nearest $1.00; and provided further that for any Notes (1) surrendered for conversion after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (2) redeemed in connection with a Tax Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) repurchased on a

Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, any Capitalization Amount which would have been paid as PIK Interest for such Notes on such corresponding Interest Payment Date shall instead be paid in cash at the Cash Interest Rate to the relevant Holder(s) of such Notes as of such Regular Record Date, and no such PIK Payment on account of such Notes (notwithstanding any prior election (or deemed election) by the Company to pay such interest pursuant to the Capitalization Method for such Notes) shall be paid. The Company shall elect the method of paying interest on an Interest Payment Date by delivering a notice to the Trustee and Holders on or prior to the 15th calendar day immediately preceding the relevant Interest Payment Date identifying the method selected and (a) the percentage of interest to be paid using the Cash Method and/or (b) the percentage of PIK Interest to be paid using the Capitalization Method, as applicable. In the absence of such an election with respect to an Interest Payment Date, the Company shall be deemed to have elected the Capitalization Method for all of the interest due on such Interest Payment Date. All interest payable in respect of the Interest Payment Date scheduled to occur on the Maturity Date shall be paid entirely by the Cash Method.

(ii) The Company shall make payments of interest by the Cash Method in accordance with Section 2.03(d) (and Section 2.03(c) in the case of Defaulted Amounts). The Company shall make payments of interest by the Capitalization Method, (x) if the Notes are represented by one or more Physical Notes, by issuing additional Physical Notes to the relevant record Holder on the relevant Interest Payment Date (the “PIK Notes”) in an aggregate principal amount equal to the relevant amount of interest to be paid by the Capitalization Method (rounded up to the nearest $1.00) and the Trustee will, upon receipt of a Company Order, authenticate and deliver such PIK Notes in the form of Physical Notes for original issuance to the Holders on the relevant Regular Record Date, as shown by the records of the Note Register and (y) if the Notes are represented by one or more Global Notes registered in the name of, or held by, the Depositary or its nominee on the relevant Regular Record Date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00), and the Trustee, upon receipt of a Company Order, will increase the principal amount of the outstanding Global Note by such amount. The issuance of any PIK Notes to any Holder shall be computed on the basis of the aggregate principal amount of the Notes held by such Holder. Any PIK Notes issued as Physical Notes shall be dated as of the applicable Interest Payment Date and shall bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment shall be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Notes issued on the initial issue date of such Notes. Any PIK Notes shall be issued with the description “PIK Note” on the face of such Note. The Notes issued on the initial issue date, any increase in the balance of such Notes in connection with the payment of any PIK Interest and any PIK Notes shall be treated as a single class for all purposes under this Indenture.

(iii) References in this Indenture and the Notes to the “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment.

(iv) Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes shall bear interest on such increased principal amount from and after the date of such PIK Payment.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or electronic signatures of two Officers of the Company.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company

Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

The Company Order shall specify the amount of Notes to be authenticated (including the initial amount of the Notes), the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company (as set forth in such Company Order).

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02 (Maintenance of Office or Agency), the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02 (Maintenance of Office or Agency).

Prior to the Resale Restriction Termination Date, upon surrender for registration of transfer of any Physical Notes to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. Following the Resale Restriction Termination Date, upon surrender for registration of transfer of any Physical Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee, upon receipt of a Company Order ,shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes of any authorized denominations and of a like aggregate principal amount and not bearing the restrictive legends required by Section 2.05(c).

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Note Registrar and Trustee and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Note Registrar, any co-Note Registrar, the ADS Depositary or the Paying Agent for any exchange or registration of transfer of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange for other Notes or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article XV (Repurchase of Notes at Option of Holders), (iii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article XVI (Covered Dispositions) or (iv) any Notes selected for redemption in accordance with Article XVI (Tax Redemption), except the unredeemed portion of any such Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall initially be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein), and the rules and procedures of the Depositary.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs (including the Ordinary Shares represented thereby) delivered upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is (a) the earlier of (1) the date that is one year after the date of original issuance of the Notes, or (2) such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, or (b) such later date, if any, as may be required by applicable law, any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including the Ordinary Shares represented thereby) issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, sold pursuant to the exemption from registration provided by

Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT OR CONTRACTUALLY RESTRICTED SECURITIES, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(i) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), AND

(ii) AGREES FOR THE BENEFIT OF OATLY GROUP AB (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE AMERICAN DESPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE ORDINARY SHARES REPRESENTED THEREBY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (ii)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Notes Legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clauses (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Notes Legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any ADSs delivered upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Persons exchanging interests in the Global Notes for Physical Notes pursuant to this Section 2.05(c) shall be required to provide to the Note Registrar, through the relevant clearing system, written instructions and other information required by the Company and the Trustee to complete, execute and deliver such Physical Notes. Physical Notes delivered in exchange for the Global Notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by the relevant clearing system.

At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased upon a Fundamental Change or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, any agent of the Company or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any act or omission of the Depositary.

(d) Until the Resale Restriction Termination Date, any certificate representing ADSs (including the Ordinary Shares represented thereby) issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such ADSs (including the Ordinary Shares represented thereby) have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or such ADSs (including the Ordinary Shares represented thereby) have been issued upon conversion of the Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the ADSs):

THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SHARES REPRESENTED THEREBY (“UNDERLYING SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT AND, ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT, AND THE RESTRICTED ISSUANCE AGREEMENT, DATED AS OF MARCH 14, 2023, AMONG OATLY GROUP AB (THE “COMPANY”), JPMORGAN CHASE BANK, N.A., AS DEPOSITARY (THE “DEPOSITARY”), AND ALL HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF RESTRICTED AMERICAN DEPOSITARY RECEIPTS ISSUED THEREUNDER. THE SECURITIES AND UNDERLYING SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(i) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), AND

(ii) AGREES FOR THE BENEFIT OF OATLY GROUP AB (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE ORDINARY SHARES REPRESENTED HEREBY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF, OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR

(D) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (ii)(D) ABOVE, THE COMPANY, THE ADS DEPOSITARY AND THE TRANSFER AGENT FOR THE COMPANY’S ORDINARY SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY OR A BENEFICIAL INTEREST HEREIN.

Pursuant to the terms of the Restricted Issuance Agreement, if the Ordinary Shares underlying the ADSs become listed on a national securities exchange, unless otherwise by the ADS Depositary and the Company, the ADS Depositary will not accept the surrender of and ADSs for cancellation and withdrawal of Ordinary Shares unless such ADSs and the Ordinary Shares underlying the ADSs are no longer “restricted securities” as defined in Rule 144 promulgated under the Securities Act, and are not otherwise subject to restrictions on transfer under the Securities Act or the Restricted Issuance Agreement.

Any such ADS (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the ADS Depositary and the Restricted Issuance Agreement, as applicable, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e) Any Note or ADSs delivered upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or ADS, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by the Company to be surrendered to the Trustee for cancellation in accordance with Section 2.08 (Cancellation of Notes Paid, Converted, Etc).

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the receipt of a Company Order, the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee and the Company may require. No service charge shall be imposed by the Company, the Note Registrar, any co-Note Registrar, the ADS Depositary or the Paying Agent upon the issuance of any substitute Note, but the Company and the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or redemption or is about to be converted in accordance with Article XIII (Conversion of Notes) shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of, or convert or authorize the conversion of, the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption or conversion of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 (Maintenance of Office or Agency) and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered and surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and, except in the case of Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall cancel such Notes in accordance with its customary procedures and, after such cancellation, shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10 Repurchases.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase the Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements. The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation in accordance with Section 2.08 (Cancellation of Notes Paid,

Converted, Etc) and upon receipt of a Company Order, the Trustee shall cancel all Notes so surrendered and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes. For the avoidance of doubt, any Notes underlying such cash-settled swaps or other derivatives shall not be required to be surrendered to the Trustee for cancellation in accordance with Section 2.08 (Cancellation of Notes Paid, Converted, Etc) and will continue to be considered outstanding for purposes of this Indenture, subject to the provisions of Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded).

Section 2.11 Special Mandatory Redemption

(a) On the Closing Date, the Investors, at the direction of the Company, shall, pursuant to the Escrow Agreement, deposit the Escrow Property into a segregated escrow account (the “Escrow Account”). The Company shall grant the Trustee, for the benefit of itself and Holders of the Notes, a first-priority security interest in the Escrow Account in accordance with the terms of the Escrow Agreement. Each Holder of a Note by its acceptance thereof authorizes the Trustee to execute and deliver the Escrow Agreement.

(b) Notwithstanding anything in this Indenture, if, by the date that is 20 Business Days following the Closing Date (such later date, the “Outside Date”), the Term Loan B Credit Facility with aggregate term loan commitments of at least $125,000,000 has not been executed, the Company shall give notice of the same by 10:00 a.m., New York City time on the Outside Date to the Holders, the Trustee and the Escrow Agent and the Escrow Agent shall, without the requirement of further notice to or action by the Company, the Trustee or any other person, liquidate and release the Escrow Property (including investment earnings thereon and proceeds thereof) to the Trustee. The Trustee shall apply such proceeds to redeem all of the Notes outstanding on the date not more than five Business Days after such Outside Date, or as otherwise required by the applicable procedures of the Depositary (the “Special Mandatory Redemption Date”), at the Special Mandatory Redemption Price.

(c) For the purposes of this Section 2.11 (Special Mandatory Redemption):

(i) The “Special Mandatory Redemption Price” shall be the greater of (i) 101% of the aggregate principal amount of the Notes and (ii) the Fair Value of the Notes, plus, in each case, accrued and unpaid interest on the Notes to, but excluding, the Special Mandatory Redemption Date.

(ii) “Escrow Agent” has the meaning assigned to such term in the Escrow Agreement.

(iii) “Escrow Agreement” means that certain 9.25% Convertible Senior PIK Notes Due 2028 Escrow Agreement by and among the Company, U.S. Bank National Association as escrow agent and securities intermediary and U.S. Bank Trust Company, National Association as Trustee.

(iv) “Escrow Property” has the meaning assigned to such term in the Escrow Agreement.

(v) The “Fair Value” means, in respect of each $1.00 principal amount of the Notes, the arithmetic average (rounded to the nearest whole multiple of $.01) of the fair market values, as determined by the Company subject to the provisions of Section 18.15, of such Note at the close of business on each Trading Day for the five Trading Day period beginning the sixth Trading Day prior to the Outside Date.

Article III

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Indenture shall, upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(c) (Provisions as to Paying Agent)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited cash with the Trustee or delivered ADSs to Holders (solely to satisfy the Company’s Conversion Obligation, if applicable), as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon Tax Redemption or conversion or otherwise, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company (including, without limitation, sums due to the Trustee with respect to the Notes); and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee, the obligations of the Company to the Trustee under Section 7.06 (Compensation and Expenses of Trustee) shall survive.

Article IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office; provided, however, the legal service of process against the Company shall in no circumstances be made at the Corporate Trust Office.

The Company may also from time to time designate as co-Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable. The Company has appointed the Trustee as the initial Registrar, Paying Agent and Conversion Agent and its office in the United States as a place where Notes may be presented for payment, registration of transfer or for exchange and conversion. However, the Company may change the Registrar, or Paying Agent and Conversion Agent, and the Company or any of its Subsidiaries may choose to act as Registrar or Paying Agent, without prior notice to the Holders; provided that the office or agency, as applicable, of any such Registrar, and Paying Agent and Conversion Agent must be in the contiguous United States.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09 (Resignation or Removal of Trustee), a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held.

The Company shall, on or before each due date of the principal (including the Tax Redemption Price, and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date. If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable. Upon an Event of Default under Section 6.01(i) or Section 6.01(j), the Trustee shall automatically become the Paying Agent.

(b) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held by the Company in trust or by any Paying Agent as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(c) Subject to applicable abandoned property law and the Trustee’s and the Paying Agent’s customary procedures, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including consideration upon conversion, the Tax

Redemption Price and the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05 Existence. Subject to Article XI (Consolidation, Merger, Sale, Conveyance and Lease), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06 Reporting Obligations. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes, the ADSs or any Ordinary Shares underlying any such ADSs, in any case, deliverable upon conversion of the Notes, shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any ADSs deliverable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such securities pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes in accordance with Rule 144A, as such rule may be amended from time to time.

Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any information required by this Section 4.06 shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing such information as contemplated by this covenant (but without regard to the date on which such information or report is so furnished); provided that such cure shall not otherwise affect the rights of the Holders in Section 6.01 (Events of Default) if the principal of, premium, if any, on, and interest, if any, on, the Notes have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

Delivery of reports, information and documents to the Trustee pursuant to this Section 4.06 is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein, including the Company’s compliance with any of the Company’s covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with any of the covenants hereunder.

Section 4.07 Additional Amounts. (a) All payments and deliveries made by the Company with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the Tax Redemption Price, the Fundamental Change Repurchase Price and the Covered Disposition Offer Price), payments of interest and deliveries of ADSs upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (including any interest, additions to tax or penalties applicable thereto) imposed, levied, collected, withheld or assessed by or within Sweden, or any other jurisdiction in which the Company is or is deemed to be organized or resident for tax purposes or from or through which payments or deliveries by or on behalf of the Company with respect to the Notes are made or deemed made or by or within any political subdivision thereof or any taxing authority therein or thereof having power to tax (each, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law. In the event that any such taxes, duties, assessments or governmental charges imposed or levied by or on behalf of a Relevant

Taxing Jurisdiction are required to be withheld or deducted from any payments or deliveries made by the Company or the Paying Agent with respect to the Notes, the Company shall pay to the Holder of each Note such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received after such withholding or deduction (and after withholding or deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i) for or on account of:

(A) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(1) the existence of any present or former connection between the Holder or beneficial owner of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction, other than merely holding or enforcing rights under such Note or the receipt of payments thereunder;

(2) the presentation of such Note (in cases in which presentation is required) more than 30 days after the Relevant Date, except to the extent that the Holder or beneficial owner or such other person would have been entitled to Additional Amounts on presenting the Note for payment or delivery on any date during such 30-day period; or

(3) the failure of the Holder (or, in case of a Global Note, the relevant beneficial owner acquiring beneficial ownership of the consideration due upon conversion) to comply with a timely request from the Company to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration of non-residence or any other claim or filing for exemption from, or reduction in the rate of, withholding taxes, to which it is entitled or satisfy any other reporting requirement relating to such matters, if and to the extent that the Holder or beneficial owner is able to comply with such request and due and timely compliance with such request is required by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction in order to eliminate, or reduce the rate of, any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(B) any estate, inheritance, gift, use, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(C) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments under or with respect to the Notes;

(D) any tax, assessment, withholding or deduction required by Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (or any amended or successor version of such Sections) (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement the foregoing or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA;

(E) any tax, assessment or other governmental charge imposed in connection with a Note presented for payment (where presentation is required for payment) by or on behalf of a Holder or beneficial owner who would have been able to avoid such tax, assessment or governmental charge by presenting the relevant Note to, or otherwise accepting payment from, another paying agent; or

(F) to the extent a Holder or beneficial owner is entitled to (x) a refund of any amount required to be withheld or deducted by such Relevant Taxing Jurisdiction or (y) a tax credit as a result of any tax that gives rise (or would give rise) to the payment of an Additional Amount hereunder, it being understood that each Holder or beneficial owner shall comply with a timely request from the Company to provide any certification, information, documentation or other evidence as is reasonably requested by the Company or required by applicable law for the Company to determine whether such Holder or beneficial owner is entitled to any such refund or tax credit;

(G) any combination of taxes referred to in the preceding clauses (A), (B), (C), (D), (E) and (F); or

(ii) with respect to any payment of the principal of (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) and interest on such Note or the delivery of ADSs upon conversion of such Note to any Person who is a fiduciary, partnership or Person other than the sole beneficial owner of that payment to the extent no Additional Amounts would have been payable had the beneficial owner been the Holder thereof.

(b) If the Company is required to make any deduction or withholding from any payments or deliveries with respect to the Notes, the Company shall deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or, if official receipts are not obtainable, other documentation evidencing the payment of the amounts so withheld or deducted. Copies of such receipts or other documentation shall be made available to Holders of the Notes by the Company upon request.

(c) Whenever there is mentioned in any context the payment of principal of (including the Tax Redemption Price, the Fundamental Change Repurchase Price or the Disposition Offer Price, if applicable), the payment of interest on, or the delivery of ADSs upon conversion of any Note or any other amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. For the avoidance of doubt, payments in respect of Additional Amounts may be made, at the Company’s option, by delivering to any Holder due Additional Amounts PIK Notes in aggregate principal amount equal to such Additional Amounts.

(d) The Company shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or therein, except for taxes, charges or similar levies resulting from any transfer of Notes except as provided in Section 2.06 (Mutilated, Destroyed, Lost or Stolen Notes) and Section 13.02(d) and Section 13.02(e)(Conversion Procedure; Settlement Upon Conversion).

(e) All payments and deliveries made under or with respect to the transactions contemplated herein are exclusive of VAT and, accordingly, if VAT is or becomes due, then the Company shall pay all such VAT to the relevant tax authorities.

(f) The obligations set forth in this Section 4.06 shall survive any transfer by a Holder or beneficial owner of its Notes.

Section 4.08 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2022) an Officer’s Certificate stating whether the signers thereof have knowledge of any Default or Event of Default by the Company that occurred during the previous year and, if so, specifying each such Default or Event of Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default if such Default is then continuing, an Officer’s Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.10 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.11 Negative Covenants.

(a) Limitation on Indebtedness. On and from the execution of the Term Loan B Credit Facility, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (as such term is defined in the Term Loan B Credit Facility) other than Indebtedness permitted to be incurred pursuant to the Section headed “Indebtedness” in the Article headed “Negative Covenants” of the Term Loan B Credit Facility as in effect on the date of execution of the Term Loan B Credit Facility (without giving effect to any future amendment thereof), without the consent of the holders of the majority of the Notes (calculated subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded)) provided, however, that this Indenture shall not give effect to any modifications to the Section headed “Indebtedness” in the Article headed “Negative Covenants” of the Term Loan B Credit Facility that are detrimental to the lenders thereunder made on or after the date hereof and prior to execution of the Term Loan B Credit Facility; and provided further, that in the event the Term Loan B Credit Facility is not executed, this Indenture shall give effect to the Section headed “Indebtedness” in the Article headed “Negative Covenants” of the Term Loan B Credit Facility in the form of the Term Loan B Credit Facility distributed by the Company on March 7, 2023..

(b) Limitation on Issuance of Preferred Stock. The Company will not issue Preferred Stock on or after the date hereof, subject to mandatory requirements under the Swedish Companies Act, and the fiduciary duties of the Board of Directors, without the consent of the holders of the majority of the

Notes (calculated subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded)).

(c) Limitation of Convertible Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur Indebtedness convertible into Equity Interests of the Company or any of its Subsidiaries, subject to mandatory requirements under the Swedish Companies Act, and the fiduciary duties of the Board of Directors, without the consent of the holders of the majority of the Notes (calculated subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded)).

(d) Limitation on Subordinated Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur Subordinated Indebtedness without the consent of the holders of the majority of the Notes (calculated subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded)).

Article V

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each April 1 and October 1 in each year beginning with October 1, 2023 and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 (Lists of Holders) or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 (Lists of Holders) upon receipt of a new list so furnished.

Article VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a) failure by the Company to pay any installment of interest or Additional Amounts, if any, on any of the Notes, when due and payable, which failure continues for 30 days after the date when due;

(b) failure by the Company to pay when due the principal, the Tax Redemption Price, any Fundamental Change Repurchase Price or the Covered Disposition Offer Price of any Note, in each case, when the same becomes due and payable;

(c) failure by the Company to deliver when due the consideration (including any Conversion Securities and/or Reference Property, as the case may be) deliverable upon conversion of any Notes and such failure continues for a period of 10 Business Days;

(d) failure by the Company to issue a Tax Redemption Notice in accordance with Section 16.02 (Notice of Tax Redemption), a Fundamental Change Company Notice in accordance with Section 15.01(b) (Repurchase at Option of Holders Upon a Fundamental Change), a Company Conversion Notice in accordance with Section 13.03(a) (Company Conversion Right) or a Covered Disposition Notice in accordance with Section 17.01 (Use of Net Proceeds of Covered Dispositions) in each case, when due, and such failure continues for a period of 10 Business Days;

(e) failure by the Company to comply with its obligations under Article XI (Consolidation, Merger, Sale, Conveyance and Lease);

(f) failure by the Company or any Subsidiary for 60 days after receipt of a written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in the aggregate principal amount of the Notes then outstanding determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) to perform or observe (or obtain a waiver with respect to) any of its terms, covenants or agreements contained in the Notes or this Indenture not otherwise provided for in this Section 6.01 (Events of Default);

(g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$50 million (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in the aggregate principal amount of the Notes then outstanding determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), in accordance with this Indenture;

(h) a final judgment for the payment of US$50 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction, which judgment is not discharged, bonded, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding or procedure (including, without limitation, the passing of a resolution for its voluntary liquidation) seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Trustee may by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), by notice in writing to the Company may, and the Trustee at the request of such Holders shall (subject to being indemnified and/or secured and/or pre-funded to its satisfaction), declare up to 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in this Indenture or in the Notes to the contrary. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Trustee. If an Event of Default occurs and is continuing, all agents of the Company appointed under this Indenture will be required to act on the direction of the Trustee.

The immediately preceding paragraph, however, is subject to the conditions that, if at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate per annum borne by the Notes) and amounts due to the Trustee pursuant to Section 7.06 (Compensation and Expenses of Trustee), and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all payments to the Trustee have been made, and (3) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.08 (Direction of Proceedings and Waiver of Defaults by Majority of Holders), then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to pay the Tax Redemption Price or any Fundamental Change Repurchase Price of any Note or (iii) a failure to deliver the consideration (including any Conversion Securities and/or Reference Property, as the case may be) due upon conversion of the Notes.

Section 6.03 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 (Event of Default) shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06 (Compensation and Expenses of Trustee). If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.03 (Payments of Notes on Default; Suit Therefor), shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06 (Compensation and Expenses of Trustee); and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06 (Compensation and Expenses of Trustee), incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name or as a trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.08 (Direction of Proceedings and Waiver of Defaults by Majority of Holders) or any rescission and annulment pursuant to Section 6.02 (Acceleration; Rescission and Annulment) or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.04 Application of Monies or Property Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article VI (Defaults and Remedies) or otherwise after an Event of Default has occurred and is continuing with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due to the Trustee, including its agents and counsel, under Section 7.06 (Compensation and Expenses of Trustee) and any payments due to the Paying Agent, the Conversion Agent and the Note Registrar;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, the Notes in default in the order of the date due of the payments of such interest , with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate per annum borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Tax Redemption Price or Fundamental Change Repurchase Price) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate per annum borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Tax Redemption Price and the Fundamental Change Repurchase Price) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Tax Redemption Price and the Fundamental Change Repurchase Price) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.05 Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Tax Redemption Price or Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered, and if requested, provided, to the Trustee such security and/or indemnity and/or pre-funding satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity and/or pre-funding, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.08 (Direction of Proceedings and Waiver of Defaults by Majority of Holders),

it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder), or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.05 (Proceedings by Holders), each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.06 Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.07 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 6.05 (Proceedings by Holders), all powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.05 (Proceedings by Holders), every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.08 Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder) or that would involve the Trustee in personal liability, or if it is not provided with security and/or indemnity and/or pre-funding to its satisfaction. Prior to taking any action under this Indenture, the Trustee will be entitled to security and/or indemnification and/or pre-funding satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action. In addition, the Trustee will not be required to expend its own funds under any circumstances. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest on, or the principal (including, if applicable, the Tax Redemption Price or Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02 (Acceleration; Rescission and Annulment), (ii) a failure by the Company to pay or deliver, or cause to be delivered, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article X (Supplemental Indentures) cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.08 (Direction of Proceedings and Waiver of Defaults by Majority of Holders), said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.09 Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee is notified in writing, the Trustee shall, within 90 days after a Responsible Officer of the Trustee has obtained such knowledge of the occurrence and continuance of such Default or Event of Default, send to all Holders (at the Company’s expense) as the names and addresses of such Holders appear upon the Note Register, notice of all such Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that the Trustee shall not be deemed to have knowledge of any occurrence of a Default or Event of Default unless a Responsible Officer has received written notice at the Corporate Trust Office from the Company or a Holder. Except in the case of a Default in the payment of the principal of (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee (in its sole discretion) in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.10 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.10 (to the extent permitted by law) shall not apply to any suit instituted by or against the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note (including, but not limited to, the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XIII (Conversion of Notes).

Article VII

CONCERNING THE TRUSTEE

Section 7.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived, of which a Responsible Officer of the Trustee has received actual written notice pursuant to Section 7.02(j) (Reliance on Documents, Opinions, Etc) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity and/or security and/or pre-funding satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct , except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a final decision in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section and Section 7.02 (Reliance on Documents, Opinions, Etc.);

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred;

(g) in the event that the Trustee is also acting as Note Registrar, Paying Agent or Conversion Agent, the rights, privileges, immunities and protections, including without limitation, its right to be indemnified, afforded to the Trustee pursuant to this shall also be afforded to such Note Registrar, Paying Agent or Conversion Agent;

(h) the Trustee shall have no duty to inquire, no duty to determine and no duty to monitor as to the performance of the Company’s covenants in this Indenture or the financial performance of the Company; the Trustee shall be entitled to assume, until it has received written notice in accordance with this Indenture, that the Company is properly performing its duties hereunder;

(i) [reserved]; and

(j) the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity and/or security and/or pre-funding satisfactory to it against any costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. Prior to taking any action under this Indenture, the Trustee shall receive indemnification or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

Section 7.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01 (Duties and Responsibilities of Trustee):

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary of the Company;

(c) the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance upon such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates, custodians, nominees or attorneys and the Trustee shall not be responsible for the supervision, or for any misconduct or negligence on the part of any agent, delegate, representative, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) under no circumstances and notwithstanding any contrary provision included herein, neither the Trustee, the Paying Agent, the Conversion Agent nor the Note Registrar shall be responsible or liable for special, indirect, punitive, or consequential damages or loss of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any of them have been advised of the likelihood of such loss or damage and regardless of the form of action; this provision shall remain in full force and effect notwithstanding the discharge of the Notes, the termination of this Indenture or the resignation, replacement or removal of the Trustee, the Paying Agent, the Conversion Agent and the Note Registrar;

(h) the Trustee, the Paying Agent, the Conversion Agent and the Note Registrar may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of New York; furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any Person in that jurisdiction or New York or if, in its opinion based on such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in New York or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power;

(i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j) the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Event of Default described in Section 6.01(a), Section 6.01(b) or Section 6.01(c) or (ii) any Event of Default of which a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notification thereof from the Company or a Holder, and such notice references the Notes of this Indenture;

(k) the Trustee may request that the Company deliver Officer’s Certificates setting forth the names of individuals and their titles and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificates may be signed by any Person authorized to sign an Officer’s Certificate, as the case may be, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(l) the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

(m) the Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction, in accordance with Section 6.08 (Direction of Proceedings and Waiver of Defaults by Majority of Holders), of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercising of any power conferred by this Indenture;

(n) the Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness;

(o) the Trustee shall have no obligation to monitor or enforce the terms of the Registration Rights Agreement, the Investment Agreement, the Deposit Agreement, the Restricted Issuance Agreement, the Term Loan B Credit Facility or the Swedish Note Documents; and

(p) neither the Trustee nor any agent thereof shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 7.03 No Responsibility for Recitals, Etc . The recitals, statements, warranties and representations contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the accuracy or correctness of the same or for any failure by the Company or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.

Section 7.04 Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may engage in business and contractual relationships with the Company or its Affiliates and may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.

Section 7.05 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust or by the Paying Agent hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor the Paying Agent shall be under any liability for interest on any money received by it hereunder.

Section 7.06 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company (which sum shall be paid free and clear of deduction and withholding on account of taxation, set off and counterclaim), and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the properly incurred compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as proven in a final decision in a court of competent jurisdiction. The Company also covenants to indemnify the Trustee (which for the purposes of this Section 7.06 shall be deemed to include its officers, directors, agents and employees) in any capacity under this Indenture (including, without limitation, as Note Registrar, Conversion Agent and Paying Agent) and any other document or transaction entered into in connection herewith, and to hold it harmless against, any loss, claim, damage, liability or expense (whether arising from third party claims or claims by or against the Company) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, as the case may be as proven in a final decision in a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises or enforcing this indemnity. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.04 (Application of Monies or Property Collected by Trustee), funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The indemnity under this Section 7.06 is payable upon demand by the Trustee. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of the Notes, the termination of this Indenture and the resignation or removal or the Trustee. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee. Subject to Section 7.02(e) (Reliance on Documents, Opinions, Etc), any negligence or misconduct of any agent, delegate, attorney or representative, in each case, of the Trustee, shall not affect indemnification of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01 (Duties and Responsibilities of Trustee), whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act of 1939 to act as such and has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

Section 7.09 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 60 days written notice of such resignation to the Company and by sending notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the sending of such notice of resignation to the Holders, the resigning Trustee may appoint a successor trustee on behalf of and at the expense of the Company or it may, upon ten Business Days’ notice to the Company and the Holders, at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.10 (Undertaking to Pay Costs), on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 (Eligibility of Trustee) and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.10 (Undertaking to Pay Costs), any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) (Resignation or Removal of Trustee) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 (Resignation or Removal of Trustee) shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10 (Acceptance by Successor Trustee).

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 (Resignation or Removal of Trustee) shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the Trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.06 (Compensation and Expenses of Trustee), execute and deliver an instrument transferring to such successor trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such Trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due to it pursuant to the provisions of Section 7.06 (Compensation and Expenses of Trustee).

No successor trustee shall accept appointment as provided in this Section 7.10 (Acceptance by Successor Trustee) unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08 (Eligibility of Trustee).

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10 (Acceptance by Successor Trustee), each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such Trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to send such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be sent at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08 (Eligibility of Trustee).

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13 Intercreditor Agreement. By their acceptance of the Notes, the Holders hereby authorize the Trustee to execute and deliver any intercreditor agreement in which the Trustee is named as a party, including the Intercreditor Agreement. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee is (i) expressly authorized to make the representations attributed to the in any such agreements and (ii) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any intercreditor agreement, the Trustee shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Article VIII

CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article IX (Holders’ Meetings), or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, in advance of such solicitation, fix a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02  Proof of Execution by Holders. Subject to the provisions of Section 7.01 (Duties and Responsibilities of Trustee), Section 7.02 (Reliance on Documents, Opinions, Etc.) and Section 9.05 (Regulations), proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06 (Voting).

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03 (Date and Denomination of Notes; Payments of Interest and Defaulted Amounts)) accrued and unpaid interest on such Note, for the purpose of conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded.

(a) In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, such requisite aggregate principal amount shall be calculated as a percentage of the sum of (i) the aggregate principal amount of Notes outstanding (including, for the avoidance of doubt, any PIK Notes), plus (ii) the aggregate principal amount of Swedish Notes (including, for the avoidance of doubt, any Interest Instruments (as defined in the Swedish Note Documents)) outstanding. The Company shall deliver an Officer’s Certificate stating the aggregate principal amount of the Swedish Notes outstanding and the percentage of the holders of Swedish Notes approving such direction, consent, waiver or other actions, upon which the Trustee may conclusively rely. Any direction, consent, waiver, or other action under this Indenture or under the Swedish Notes taken with the requisite percentage of the aggregate principal amount of Swedish Notes outstanding plus the aggregate principal amount of Notes outstanding is intended to be binding on all of the holders of Swedish Notes and all of the holders of Notes.

(b) In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary or by any Affiliate of the Company or any Subsidiary shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes in respect of which a Responsible Officer is notified in writing shall be so disregarded. Notwithstanding the foregoing, Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary or an Affiliate of the Company or a Subsidiary. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01 (Duties and Responsibilities of Trustee), the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01 (Action by Holders), of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02 (Proof of Execution by Holders), revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article IX

HOLDERS’ MEETINGS

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI (Defaults and Remedies);

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII (Concerning the Trustee);

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02 (Supplemental Indentures with Consent of Holders); or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

For purposes of determining eligibility to attend and vote at a Holder meeting under this Article IX, Notes outstanding shall be determined in accordance with Section 6.08 hereof.

Section 9.02 Call of Meetings by Trustee. The Trustee may (in its sole discretion and without obligation) at any time call a meeting of Holders to take any action specified in Section 9.01 (Purpose of Meetings), to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01 (Action by Holders), shall be sent to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be sent to the Company. Such notices shall be sent not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within 20 calendar days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01 (Purpose of Meetings), by sending notice thereof as provided in Section 9.02 (Call of Meetings by Trustee).

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of a minimum of $1,000 aggregate principal amount of Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder or Holders of a minimum of $1,000 aggregate principal amount of Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03 (Call of Meetings by Company or Holders), in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), at any meeting of Holders each Holder or proxy-holder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 (Call of Meetings by Trustee) or Section 9.03(Call of Meetings by Company or Holders) may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Holders of the Notes, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 9.02 (Call of Meetings by Trustee). The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article X

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. Subject to any limitations under Swedish law and the rules of the Swedish Companies Registration Office, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense and direction, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amendments to the Intercreditor Agreement for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article XI (Consolidation, Merger, Sale, Conveyance and Lease);

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Defaults of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to increase the Conversion Rate as provided in this Indenture (taking into consideration the limits on the Company’s number of shares and share capital in the Company’s articles of association);

(g) upon the occurrence of any transaction or event described in Section 13.07(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), to

(i) provide that the Notes are convertible into Reference Property, subject to Section 13.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), and

(ii) effect the related changes to the terms of the Notes described under Section 13.07(a), in each case, in accordance with Section 13.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares);

(h) to evidence and provide for the assumption by a successor trustee of the obligations of the Trustee under this Indenture pursuant to Article VII (Concerning the Trustee);

(i) to comply with the rules of the Swedish Companies Registration Office or DTC or any other applicable depositary, so long as such amendment does not adversely affect the rights of any Holders of the Notes;

(j) to provide for or confirm the issuance of additional Notes pursuant to this Indenture;

(k) to effect any change to this Indenture in a manner necessary to comply with the procedures of the Depositary;

(l) to amend this Indenture or the Notes in accordance with Section 10.06; or

(m) to make any other changes to this Indenture that do not adversely affect the interests of any Holder.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02 (Supplemental Indentures with Consent of Holders).

Section 10.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article VIII (Concerning the Holders)) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article VIII (Concerning the Holders) and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time amend this Indenture or the Intercreditor Agreement or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded), no such supplemental indenture shall:

(b) reduce the principal amount of then outstanding Notes whose Holders must consent to a modification or amendment or to waive any past Default or Event of Default;

(c) reduce the rate of accrual of interest on any Note or extend the time of payment of interest on any Note;

(d) reduce the principal amount with respect to any of the Notes or extend the Maturity Date of any Note;

(e) make any change that adversely affects the conversion rights of any Notes;

(f) reduce the Tax Redemption Price, the Fundamental Change Repurchase Price or the Covered Disposition Offer Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g) make any Note payable in a currency or securities other than that stated in the Notes;

(h) change the ranking of the Notes;

(i) impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor (including the Tax Redemption Price and the Fundamental Change Repurchase Price, if applicable) or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note; or

(j) change the Company’s obligation to pay Additional Amounts on any Note;

(k) make any change in this Article X that requires the consent of each Holder of outstanding Notes determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) or in the waiver provisions in Section 6.02 (Acceleration; Rescission and Annulment) or Section 6.08 (Direction of Proceedings and Waiver of Defaults by Majority of Holders).

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05 (Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee), the Trustee shall join with the Company in the execution of such supplemental indenture unless (i) the Trustee has not received an Officer’s Certificate and Opinion of Counsel as contemplated by Section 10.05 or (ii) such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders of outstanding Notes determined subject to Section 8.04 (Requisite Aggregate Principal Amount; Company-Owned Notes Disregarded) do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture becomes effective under Section 10.01 (Supplemental Indentures Without Consent of Holders) or this Section 10.02, the Company shall send or cause to be sent to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article X may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee upon receipt of a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 18.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee), the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel each stating and as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article X and is permitted or authorized by this Indenture and is not contrary to law and, with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions.

Section 10.06 Favorable Changes to the Swedish Notes. In case of any amendments to the Swedish Note Documents that are favorable to the interest of such holders of Swedish Notes, the Company undertakes to ensure that the corresponding changes are made to the Notes (to the extent applicable), provided that such amendments are favorable to the interests of the Holders.

Article XI

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02 (Successor Corporation to Be Substituted), the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to another Person other than to one or more of the Wholly Owned Subsidiaries of the Company, unless:

(a) the resulting, surviving or transferee Person or the Person which acquires by conveyance, transfer, lease or other disposition all or substantially all of the Company’s properties and assets (the “Successor Company”), if not the Company, shall be a corporation, company, limited liability company, partnership, trust or other business entity organized and existing under the laws of Sweden, the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07 (Additional Amounts)); and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01 (Company May Consolidate, Etc. on Certain Terms), the sale, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer, lease or disposition and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or disposition (but not in the case of a lease), upon compliance with this Article XI (Consolidation, Merger, Sale, Conveyance and Lease) the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article XI (Consolidation, Merger, Sale, Conveyance and Lease)) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer, lease or disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 Officer’s Certificate and Opinion of Counsel to Be Given to Trustee No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article XI.

Article XII

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article XIII

CONVERSION OF NOTES

Section 13.01 Conversion Privilege. Subject to and upon compliance with the provisions of this Article XIII (Conversion of Notes), each Holder shall have the right, at such Holder’s option, to convert all or any portion of the Notes held by it (if the portion to be converted is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof), including interest then accrued and unpaid, at any time during the Conversion Period at the Conversion Rate (subject to, and in accordance with, the settlement provisions of Section 13.02 (Conversion Procedure; Settlement Upon Conversion), the “Conversion Obligation”). The right of a Holder to convert the Notes in accordance with the settlement provisions of Section 13.02 (Conversion Procedure; Settlement Upon Conversion) is called the “Conversion Right.”

The initial conversion price shall be US$2.41 (the “Conversion Price”) per ADS, representing an initial conversion rate of 0.4149 ADSs (subject to the adjustments as provided in this Article XIII (Conversion of Notes), the “Conversion Rate”) per US$1.00 principal amount of the Notes.

Subject to and upon compliance with the provisions of this Article XIII (Conversion of Notes), the Conversion Right attaching to any Notes may be exercised, at the option of the Holder thereof, at any time (a) after the later of (i) the Outside Date and (ii) the Special Mandatory Redemption Date (if any) and (b) prior to the close of business of the tenth Scheduled Trading Day immediately preceding the Maturity Date (the “Conversion Period”).

Section 13.02 Conversion Procedure; Settlement Upon Conversion. (a) Subject to this Section 13.02 and Section 13.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), the Company shall cause to be delivered to the converting Holder, in respect of each US$1.00 principal amount of Notes being converted (such principal amount for purposes of this Section 13.02(a) to include interest then accrued and unpaid on such notes), a number of ADSs equal to the Conversion Rate, in accordance with Section 13.02(j) (Conversion Procedure; Settlement Upon Conversion), and shall use its reasonable best efforts to deliver such ADSs to such Holder as soon as reasonably practicable, and in no event later than on the tenth Business Day immediately following the relevant Conversion Date.

(b) Before any Holder shall be entitled to convert a Note as set forth above, such Holder shall:

(i) in the case of a Global Note, (1) comply with the rules and procedures of the Depositary and the ADS Depositary in effect at that time for converting a beneficial interest in a Global Note (for the avoidance of doubt, including, in the case of a Restricted Security, delivering the notice included as Attachment 4 to the Form of Note attached hereto as Exhibit A), (2) prior to the Resale Restriction Termination Date, manually sign and deliver a duly completed notice to the Conversion Agent, the Company as set forth in the Form of Conversion Notice (or a facsimile thereof) (a “Conversion Notice”) and, (3) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h) (Conversion Procedure; Settlement Upon Conversion)), and, if required, pay all transfer or similar taxes, if any, and

(ii) in the case of a Physical Note (1) complete, manually sign and deliver a duly completed Conversion Notice to the Conversion Agent and the Company, (and in the case of a Restricted Security, delivering the notice to the ADS Depositary included as Attachment 4 to the Form of Note attached hereto as Exhibit A); (2) deliver the duly completed Conversion Notice, which is irrevocable, to the Conversion Agent and the Company; (3) if required, furnish appropriate endorsements and transfer documents; (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled; and (5) if required, pay any applicable transfer or similar taxes as described immediately below.

No Conversion Notice with respect to any Notes may be delivered, and no Notes may be surrendered for conversion, by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.02 (Withdrawal of Fundamental Change Repurchase Notice). Any Conversion Notice shall be deposited in duplicate at the office of any Conversion Agent on any Business Day from 9:00 a.m. to 3:00 p.m., New York time, at the location of the

Conversion Agent to which such Conversion Notice is delivered. Any Conversion Notice and any Physical Note (if issued) deposited outside the hours specified or on a day that is not a Business Day at the location of the Conversion Agent shall for all purposes be deemed to have been deposited with that Conversion Agent between 9:00 a.m. and 3:00 p.m., New York time on the next Business Day.

The delivery of the ADSs by the ADS Depositary to Holders upon conversion of their Notes or their designated transferees will be governed by the terms of the Deposit Agreement and, on or prior to the Resale Restriction Termination Date, by the terms of the Restricted Issuance Agreement and the procedures agreed between the Company and the ADS Depositary with respect to any restricted ADSs issued upon conversion of the Notes.

By converting a beneficial interest in a Global Note into ADSs, the Holder is deemed to represent to the Company and the ADS Depositary that such Holder is not an “affiliate”(as defined in Rule 144) of the Company and has not been an “affiliate” of the Company during the three months immediately preceding the Conversion Date.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 13.05 (Adjustments of Prices) and Section 13.07(a) (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation no later than the tenth Business Day immediately following the relevant Conversion Date. If any ADSs are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, a book-entry transfer through The Depository Trust Company for the full number of whole ADSs to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and instruct the Trustee who shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of any ADSs upon conversion, unless the tax is due because the Holder requests such ADSs to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax (if any). The Conversion Agent may refuse to deliver the certificates representing the ADSs being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence. The Company shall also pay and/or indemnify each Holder and beneficial owners of Notes and/or ADSs deliverable upon conversion of the Notes for applicable fees and expenses payable to, or withheld by, the ADS Depositary (including, for the avoidance of doubt, by means of a reduction in any amounts or property payable or deliverable in respect of any ADSs or in the value of deposited amounts or property represented by any ADSs) for the issuance of all ADSs deliverable upon conversion (including, with respect to any ADSs subject to a restricted CUSIP number and/or restrictive legends upon issuance, any of the foregoing with respect to the removal of any such restrictions from such ADSs).

(f) Except as provided in Section 13.04 (Adjustment of Conversion Rate), no adjustment shall be made for dividends on any ADSs delivered upon the conversion of any Note as provided in this Article XIII (Conversion of Notes).

(g) Upon the conversion of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below, and the Company shall not adjust the Conversion Rate for any accrued and unpaid interest on any converted Notes. Rather, the accrued and unpaid interest shall be added to the principal amount of the Notes held by a Holder in determining the Conversion Obligation due to such Holder. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but before the open of business on the Interest Payment Date corresponding to such Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period after the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by an amount in U.S. dollars equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether such converting Holder was the Holder of record on such Regular Record Date); provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has delivered a Tax Redemption Notice pursuant to Article XVI (Tax Redemption) and has specified therein a Tax Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the third Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. For the avoidance of doubt, Holders on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date or Tax Redemption Date, in each case, will receive the full interest payment due on such Notes on the Maturity Date or other applicable Interest Payment Date in cash, regardless of whether such Notes have been converted following such Regular Record Date.

(i) The Person in whose name any Conversion Securities shall be issuable upon conversion shall be treated as a holder of record of such Conversion Securities as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company will not issue any fractional Conversion Securities upon conversion of the Notes and will instead round up any fractional Conversion Securities issuable upon conversion to the nearest whole Conversion Security.

(k) In accordance with the Deposit Agreement or the Restricted Issuance Agreement, as applicable, the Company shall issue to the ADS Custodian such Ordinary Shares as may be required for the issuance of the ADSs upon conversion of the Notes, plus written delivery instructions for such ADSs, and any other information or documentation, shall pay the applicable ADS depositary fees (including, without limitation ADS depositary fees for the issuance and delivery of ADSs) and shall comply with the Deposit Agreement or the Restricted Issuance Agreement (as the case may be), in each case, as required by the ADS Depositary or the ADS Custodian in connection with each issue and deposit of Ordinary Shares and issuance and delivery of the corresponding ADSs.

(l) Upon conversion of any note, warrants to purchase the number of shares underlying ADSs issuable upon such conversion will be exercised by the Company on behalf of the relevant holder. Such warrants will be issued by the Company to the Company. The purpose of the warrants is solely to facilitate timely delivery of the underlying shares upon conversion.

Section 13.03 Company Conversion Right.

(a) If the Last Reported Sale Price per ADS (or, if the ADSs are no longer traded on The Nasdaq Global Select Market, of the Ordinary Shares) equals or exceeds two hundred percent (200%) of the Conversion Price (the relevant “Agreed Threshold”) on any forty-five Trading Days (whether or not consecutive) during any ninety consecutive Trading Day period beginning on or after the third anniversary of the date of this Indenture (such ninety consecutive Trading Day period being the relevant “Company Conversion Qualification Period”) then, the Company shall have the right (but not the obligation), by providing written notice to the Holders, the Trustee and the Conversion Agent within five Business Days of the last Trading Day of the Company Conversion Qualification Period, to force the conversion of any Notes which remain outstanding on the Conversion Date (subject to the immediately following sentence) into Conversion Securities at the then applicable Conversion Rate (the “Company Conversion Notice” and, the conversion of Notes pursuant to this Section 13.03(a), the “Company Conversion”). If fewer than all of the outstanding Notes are to be converted pursuant to a Company Conversion and the Notes to be redeemed are Global Notes, the Notes to be converted shall be selected by the Depositary in accordance with the applicable procedures of the Depositary. If fewer than all of the outstanding Notes are to be converted and the Notes to be converted are not Global Notes, the Notes to be converted will be selected by the Trustee pro rata, by lot or in such other manner as it shall deem appropriate and fair. The Conversion Date with respect to any such Company Conversion will be a date specified by the Company in the Company Conversion Notice to the Holders (with a copy to the Trustee and the Conversion Agent), which shall be a Business Day that is no less than 100 calendar days and no more than 110 calendar days, or a date otherwise required by applicable law, after the date of the Company Conversion Notice (the “Company Conversion Date”).

(b) A Company Conversion will have the same effect as a conversion of the applicable outstanding principal amount of the Notes effected at the Holder’s election pursuant to Article XIII (Conversion of Notes) with a Conversion Date occurring on the Company Conversion Date; provided that, for the purposes of this Section 13.03, such “outstanding principal amount” shall include the Make-Whole Amount calculated as of the Company Conversion Date. Prior to the Resale Restriction Termination Date, each Holder agrees to use its reasonable best efforts, upon request of the Trustee, to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to facilitate any Company Conversion. Each Holder shall be obligated to return Physical Notes in such Holders possession or to otherwise cause the return of interests in Global Notes in accordance with the applicable procedures of the Depositary.

(c) For the avoidance of doubt, the Company’s right to effect a Company Conversion is subject to the Holders’ right to convert the Notes at any time prior to the close of business on the tenth Business Day preceding the Company Conversion Date pursuant to Article XIII hereof.

Section 13.04 Adjustment of Conversion Rate. If the number of Ordinary Shares represented by the ADSs is changed, after the date of this Indenture, for any reason other than one or more of the events described in this Section 13.04, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same and make a corresponding inverse adjustment to the Conversion Price. However, the conversion price shall never be lower than the quota value of the Ordinary Shares.

Notwithstanding the adjustment provisions set out in this Section 13.04 (Adjustment of Conversion Rate), if the Company distributes to holders of the Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding any Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate set out in this Section 13.04 (Adjustment of Conversion Rate) shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Ordinary Shares. However, in the event that the Company issues or distributes to all holders of the Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 13.04(b) (in the case of Expiring Rights entitling holders of the Ordinary Shares for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase Ordinary Shares) or Section 13.04(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event set out in this Section 13.04 (Adjustment of Conversion Rate) results in a change to the number of Ordinary Shares represented by the ADSs, then such change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such event to the extent such change produces the same economic result as the adjustment to the Conversion Rate that would otherwise have been made on account of such event.

Subject to the foregoing, the Conversion Rate shall be adjusted from time to time by the Company if any of the following events set out in Sections 13.04(a) to 13.04(e) occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions set out in this Section 13.04 (Adjustment of Conversion Rate), without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate then in effect, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee nor the Conversion Agent shall have any responsibility to monitor the accuracy of the calculation of any adjustment to the Conversion Rate. Notice of any adjustment to the Conversion Rate shall be given by the Company promptly to the Holders, the Trustee, the Paying Agent and the Conversion Agent and shall be conclusive and binding on the Holders, absent manifest error.

The Conversion Rate will be subject to adjustment in the following events:

(a) If the Company exclusively issues Ordinary Shares as a dividend or distribution on all or substantially all the Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=

the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as applicable;

OS0	=

the number of Ordinary Shares outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable, before giving effect to any such dividend, distribution, share split or combination, as the case may be; and

OS1	=

the number of Ordinary Shares outstanding immediately after giving effect to such dividend or distribution, or immediately after the Effective Date of such subdivision or combination of Ordinary Shares, as applicable.

Any adjustment made under this Section 13.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.

If any dividend or distribution set forth in this Section 13.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s shareholders resolve at a general meeting not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b) If the Company issues to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants (other than a distribution of rights pursuant to a shareholder rights plan) entitling them, for a period of not more than 60 calendar days after the date of such issuance, to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each relevant Trading Day) or to subscribe for or purchase ADSs, at a price per ADS less than the average of the Last Reported Sale Prices, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;
CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on such Record Date;
X	=	the total number of Ordinary Shares (directly or in the form of ADSs) issuable pursuant to such rights, options or warrants; and
Y	=

the number of Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Ordinary Shares represented by one ADS on each such Trading Day.

Any increase made under this Section 13.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that Ordinary Shares (directly or in the form of ADSs) are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 13.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each relevant Trading Day) or to subscribe for or purchase the ADSs at a price per ADS less than such average of the Last Reported Sale Prices of the ADSs, in each case, over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares or ADSs, as the case may be, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 13.04(a) or Section 13.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 13.04(d), (iii) Spin-Offs as to which the provisions set forth below in this Section 13.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), (iv) except as otherwise provided in Section 13.11 (Shareholder Rights Plans), rights issued pursuant to a shareholder rights plan and (v) distributions of Reference Property in exchange for, or upon conversion of, Ordinary Shares in a Merger Event, then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;
SP0	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each relevant Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for such distribution.

Any increase made under the above portion of this Section 13.04(c) shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 13.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when such dividend or other distribution is complete, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula: where, where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the Spin Off;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin Off;
FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares (directly or in the form of ADSs) applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the Ordinary Shares (directly or in the form of ADSs) were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date for the Spin-Off (the “Valuation Period”); provided that if there is no Last Reported Sale Price of the Capital Stock or similar equity interest distributed to the holders of the Ordinary Shares (directly or in the form of ADSs) on such Ex-Dividend Date, the

“Valuation Period” shall be the first 10 consecutive Trading Day period after, and including, the first date such Last Reported Sale Price is available; and
MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each relevant Trading Day) over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but will be given effect immediately after the close of business on the Record Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 13.04(c) related to Spin-Offs to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and excluding, the Conversion Date in determining the Conversion Rate.

For purposes of this Section 13.04(c) (and subject in all respects to Section 13.11 (Shareholder Rights Plans)), rights, options or warrants distributed by the Company to all holders of the Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 13.04(c) (and no adjustment to the Conversion Rate under this Section 13.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, is subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 13.04(a), Section 13.04(b) and this Section 13.04(c), any dividend or distribution to which this Section 13.04(c) is applicable that also includes one or both of:

(i) a dividend or distribution of Ordinary Shares (directly or in the form of ADSs) to which Section 13.04(a) is applicable (the “Clause A Distribution”); or

(ii) a dividend or distribution of rights, options or warrants to which Section 13.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 13.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 13.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 13.04(a) and Section 13.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date” or “outstanding immediately after the open of business on such effective date,” as applicable within the meaning of Section 13.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 13.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on Record Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the close of business on such Record Date;
SP0	=

the Last Reported Sale Price of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on such Trading Day) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 13.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Company’s shareholders resolve at a general meeting not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Ordinary Shares (directly or in the form of ADSs) that is subject to the then applicable tender offer rules under the Exchange Act, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share or ADS exceeds the Last Reported Sale Price of the ADSs (divided by, in relation to Ordinary Shares, the number of Ordinary Shares then represented by one ADS on such Trading Day) on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Expiration Date;
CR1	=	the Conversion Rate in effect immediately after the close of business on the Expiration Date;
AC	=

the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Ordinary Shares (directly or in the form of ADSs, as the case may be) purchased in such tender or exchange offer;

OS0	=

the number of Ordinary Shares outstanding immediately prior to the close of business on the Expiration Date (prior to giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of Ordinary Shares outstanding immediately after the close of business on the Expiration Date (after giving effect to the purchase of all Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares then represented by one ADS on each such Trading Day) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 13.04(e) shall occur with effect as of the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of the close of business on the Expiration Date; provided that if the Conversion Date occurs within the 10 consecutive Trading Days immediately following, and including, the Trading Day immediately following the Expiration Date, any reference in this Section 13.04(e) with respect to 10 consecutive Trading Days shall be deemed replaced with a reference to such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the Expiration Date to, and including, the Conversion Date in determining the applicable Conversion Rate.

(f) Except for any issuances or transactions for which an adjustment is required by clauses (a), (b), (c), (d) and (e) of this Section 13.04, if the Company issues, wholly for cash or for no consideration, (i) any Ordinary Shares (directly or in the form of ADSs), other than Ordinary Shares or

ADSs, as the case may be, issued on conversion of the Notes, the Swedish Notes, or on the exercise of any other rights or conversion into, or exchange or subscription for or purchase of, Ordinary Shares (directly or in the form of ADSs) or (ii) any options, warrants or other rights to subscribe for or purchase any Ordinary Shares (directly or in the form of ADSs) other than the Notes and the Swedish Notes, in each case for a price per Ordinary Share (directly or in the form of ADSs) less than 95% of the average of the Last Reported Sale Prices of the ADSs (divided by the number of Ordinary Shares represented by one ADS on each relevant Trading Day) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of the announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1=CR0× OS0+XOS0+Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the date of issuance of such Ordinary Shares (directly or in the form of ADSs), options, warrants or rights;
CR1	=	the Conversion Rate in effect immediately after the close of business on the date of issuance of such Ordinary Shares (directly or in the form of ADSs), options, warrants or rights;
OS0	=	the number of Ordinary Shares outstanding immediately prior to the close of business on the date of issuance of such Ordinary Shares (directly or in the form of ADSs), options, warrants or rights;
X	=	the total number of Ordinary Shares (directly or in the form of ADSs) issued or issuable pursuant to such rights, options or warrants, as the case may be; and
Y	=

the number of Ordinary Shares equal to (i) the aggregate consideration receivable for the issue of such Ordinary Shares or, as the case may be, for such Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such Ordinary Shares (directly or in the form of ADSs), rights, options or warrants divided by (b) the number of Ordinary Shares represented by one ADS on each such Trading Day.

Any increase made under this Section 13.04(f) shall become effective immediately after the close of business on the date of such issuance. To the extent that (i) the adjustment under this Section 13.04(f) is triggered by a issuance of rights, options or warrants, and (ii) Ordinary Shares (directly or in the form of ADSs) are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs).

(g) Conversion Rate Reset.

(i) If the product of (a) the average of the Daily VWAPs during the 30 consecutive Trading Days immediately preceding March 23, 2024 (the “First Reset Date”) and (b) 1.17 (such product, the “First Reset Price”) is less than the Conversion Price on the First Reset Date, the Conversion Price shall be replaced, with effect from the close of business on the First Reset Date, by the higher of (i) the First Reset Price and (ii) $1.81.

(ii) If the product of (a) the average of the Daily VWAPs during the 30 consecutive Trading Days immediately preceding March 23, 2025 (the “Second Reset Date”) and (b) 1.17 (such product, the “Second Reset Price”) is less than the Conversion Price on the Second Reset Date, the Conversion Rate shall be replaced, with effect from the close of business on the Second Reset Date, by the higher of (i) the Second Reset Price and (ii) $1.36.

(iii) The Company shall notify the Holders in writing (with a copy ot the Trustee and the Conversion Agent) if the events in this Section 13.04(g) occur and such notice shall specify the new applicable Conversion Rate and Conversion Price.

(h) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares, ADSs or any securities convertible into or exchangeable for Ordinary Shares, ADSs or the right to purchase Ordinary Shares, ADSs or such convertible or exchangeable securities.

(i) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) and (f) of this Section 13.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Ordinary Shares or the ADSs or rights to purchase Ordinary Shares or ADSs in connection with a dividend or distribution of Ordinary Shares or ADSs (or rights to acquire Ordinary Shares or ADSs) or similar event.

(j) Notwithstanding anything to the contrary in this Article XIII (Conversion of Notes), the Conversion Rate shall not be adjusted:

(i) upon the issuance of any Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares or ADSs under any plan;

(ii) upon the issuance of any Ordinary Shares or ADSs or options or rights to purchase those Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries (other than as a rights plan as described above);

(iii) upon the issuance of any Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued (other than any rights under a rights plan);

(iv) upon the repurchase of any Ordinary Shares or ADSs pursuant to an open-market share repurchase program or other buy-back transaction (including, without limitation, through any structured or derivative transactions such as accelerated share repurchase derivatives) that is not a tender offer or exchange offer of the nature described under clause (e) of this Section 13.04;

(v) solely for a change in the quota value of the Ordinary Shares; or

(vi) for accrued and unpaid interest, if any.

(k) All calculations and other determinations under this Article XIII (Conversion of Notes) shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.

(l) If an adjustment to the Conversion Rate otherwise required by this Section 13.04 would result in a change of less than 1% to the Conversion Rate, then, notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the occurrence of any of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the Conversion Rate, (ii) on the Conversion Date for any Notes; (iii) on any date on which the Company delivers a Tax Redemption Notice in accordance with Article XVI; (iv) on the effective date of any Fundamental Change unless the adjustment has already been made; and (vi) September 14, 2028.

(m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate before and after such adjustment and the date on which such adjustment becomes effective, and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder with a copy to the Trustee and Conversion Agent (if other than the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(n) For purposes of this Section 13.04, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs).

(o) For purposes of this Section 13.04, the “Effective Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Section 13.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices for purposes of a Company Conversion, a Fundamental Change or a Tax Redemption over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 13.04, or any event requiring an adjustment to the Conversion Rate pursuant to Section 13.04 where the Record Date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices are to be calculated.

For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph shall be made, solely to the extent the Company determines in good faith and in a commercially reasonable manner that any such adjustment is appropriate, without duplication of any adjustment made pursuant to Section 13.04.

Section 13.06 Ordinary Shares to Be Fully Paid. The Company shall provide, free from preferential subscription rights, Ordinary Shares to provide for conversion of the Notes and the deposit of such Ordinary Shares with the ADS Custodian from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder). The Company will hold warrants to purchase its Ordinary Shares to provide for such Ordinary Shares and, upon exercise of such warrants on behalf of the converting Holders, the requisite portion of the principal amount hereunder shall be payment to the Company of the quota value (Sw.

kvotvärdet) of such Ordinary Shares and the remainder of the principal amount hereunder shall be unconditionally contributed to the Company.

Section 13.07 Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination or change in quota value),

(ii) any consolidation, merger, combination, amalgamation, scheme of arrangement or scheme of reconstruction or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company Group substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Conversion Securities would be converted into, or exchanged for, Capital Stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) (Supplemental Indentures Without Consent of Holders) providing that, at and after the effective time of such Merger Event, the right to convert each US$1.00 principal amount of the Notes shall be changed into a right to convert such principal amount of the Notes into the kind and amount of shares of Capital Stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that (x) at and after the effective time of the Merger Event the number of ADSs otherwise deliverable upon conversion of the Notes in accordance with Section 13.02 (Conversion Procedure; Settlement Upon Conversion) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event; (y) any amount payable in cash upon conversion of the Notes as set forth in this Indenture will continue to be payable in cash, and (z) the Last Reported Sale Price shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the ADSs or Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the ADSs or Ordinary Shares and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. The Company shall provide written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made. If the holders of the ADSs receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date multiplied by the price paid per ADS in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article XIII (Conversion of Notes). If, in the case of any Merger Event, the Reference Property includes shares of Capital Stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) In the event a supplemental indenture is executed pursuant to subsection (a) of this Section 13.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares), the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 13.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares). None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into Conversion Securities as set forth in Section 13.01 (Conversion Privilege) and Section 13.02 (Conversion Procedure; Settlement Upon Conversion) prior to the effective date of such Merger Event.

(d) The above provisions of this Section 13.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares) shall similarly apply to successive Merger Events.

Section 13.08 Certain Covenants. (a) The Company covenants that all Conversion Securities delivered upon conversion of Notes (and in the case of ADSs, all Ordinary Shares represented by such ADSs) will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company further covenants that, if any ADSs to be provided for the purpose of conversion of Notes hereunder, or any Ordinary Shares represented by such ADSs, require registration with or approval of any governmental authority under any foreign, federal or state law before such ADSs may be validly delivered upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon conversion of the Notes.

(d) The Company further covenants that it will use its commercially reasonable efforts to take all such actions and obtain all such approvals and registrations with respect to the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the Ordinary Shares represented by such ADSs. The Company also undertakes to maintain, as long as the Notes are outstanding and remain convertible into ADSs, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of this Indenture, the Notes and the Deposit Agreement or the Restricted Issuance Agreement, as applicable, upon conversion of the Notes.

(e) Subject to Section 13.12 (Amendment Upon Unavailability of ADS Facility), if applicable, the Company further covenants to provide Holders with a reasonably detailed written description of the mechanics for the delivery of ADSs upon conversion of Notes as set forth in the Deposit Agreement upon request by the ADS Depositary or the ADS Custodian.

Section 13.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XIII. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares) relating either to the kind or amount of ADSs or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 (Duties and Responsibilities of Trustee), may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 13.10 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 13.04 (Adjustment of Conversion Rate) or Section 13.11 (Shareholder Rights Plans);

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder as promptly as possible but in any event at least 10 calendar days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 13.11 Shareholder Rights Plans. To the extent that the Company has a shareholder rights plan in effect upon conversion of the Notes, each of the Conversion Securities delivered upon such conversion shall be entitled to receive (either directly or in respect of the Ordinary Shares underlying such ADSs) the appropriate number of rights under the shareholder rights plan, if any, and the global securities representing the Conversion Securities delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. Notwithstanding the foregoing, if, prior to any conversion, the rights have separated from the Ordinary Shares underlying the ADSs in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Ordinary Shares (directly or in the form of ADSs) Distributed Property as provided in Section 13.04(c) (Adjustment of Conversion Rate), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 13.12 Amendment Upon Unavailability of ADS Facility. If the Ordinary Shares cease to be represented by American Depositary Shares issued under a depositary receipt program sponsored by the Company: (a) each reference in this Indenture to the ADSs related to the terms of the Notes shall be deemed to have been replaced by a reference to the number of Ordinary Shares and other property, if any, represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if such Ordinary Shares and other property had been distributed to holders of the ADSs on that day and (b) all references to the Last Reported Sale Price of the ADSs shall be deemed to refer to the Last Reported Sale Price of an Ordinary Share, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination (as determined by the Company in good faith) will apply. The Company shall provide written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) upon the occurrence of the foregoing.

Section 13.13 Exchange in Lieu of Conversion

(a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the second Trading Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, the ADSs that would otherwise be due upon conversion pursuant to Section 13.02 (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the second Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that the Company has made the Exchange Election, and the Company shall notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration.

(b) Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding, subject to the applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but do(es) not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) do(es) not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.

(c) The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.

Article XIV
PRINCIPAL; REDEMPTION AT MATURITY

Section 14.01 Principal. Any and all principal amount of the outstanding Notes remaining unpaid, together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Maturity Date unless previously converted, exchanged, redeemed, repurchased or otherwise cancelled.

Section 14.02 Redemption at Maturity. Unless previously repurchased, converted or purchased and cancelled as provided herein, the Company shall repurchase all of the Notes from the Holders by paying the Maturity Redemption Price on the Maturity Date. The “Maturity Redemption Price” means an amount equal to the sum of the principal amount of the outstanding Notes on the Maturity Date and the accrued and unpaid interest thereon.

Article XV

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 Repurchase at Option of Holders Upon a Fundamental Change. If a Fundamental Change (other than an Exempted Fundamental Change) occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof properly surrendered and not validly withdrawn pursuant to Section 15.02(Withdrawal of Fundamental Change Repurchase Notice) that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 15.01(b) (Repurchase at Option of Holders Upon a Fundamental Change) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to the greater of (i) 100% of the principal amount thereof, plus any accrued and unpaid interest through the Fundamental Change Repurchase Date, plus the Make-Whole Amount and (ii) an amount in cash equivalent to the amount calculated pursuant to clause (i) divided by the then-prevailing Conversion Price multiplied by the average of the Last Reported Sale Prices of the ADSs over the ten (10) Trading Day period beginning, and including, the Trading Day immediately following the date the Company delivers the related Fundamental Change Company Notice (such greater repurchase price, the “Fundamental Change Repurchase Price”). The Trustee and any other Conversion Agent, Paying Agent (or any other agent appointed for such purposes) shall have no responsibility to determine the Fundamental Change Repurchase Price.

(a) Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent (or any other agent appointed for this purpose) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the rules and procedures of the Depositary for surrendering interests in global notes, if the Notes are Global Notes; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent or another agent appointed for such purposes together with, or at any time after, delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the rules and procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor in each case (i) and (ii), on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(A) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate rules and procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering the Fundamental Change Repurchase Notice contemplated by this Section 15.01 (Repurchase at Option of Holders Upon a Fundamental Change) shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a duly completed written notice of withdrawal to the Paying Agent (or any other agent appointed for this purpose) in accordance with Section 15.02 (Withdrawal of Fundamental Change Repurchase Notice).

The Paying Agent (or any other agent appointed for this purpose) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders and the Trustee, the Paying Agent and the Conversion Agent (or any other agent appointed for such purpose) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice may be delivered electronically in accordance with the applicable rules and procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website, through a press release or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article XV (Repurchase of Notes at Option of Holders);

(iv) the Fundamental Change Repurchase Date;

(v) the name and address of the Trustee, the Paying Agent, the Conversion Agent or any other agent appointed for the repurchase, if any;

(vi) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(vii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(viii) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01 (Repurchase at Option of Holders Upon a Fundamental Change).

At the Company’s written request, the Paying Agent (or any other agent appointed for such purpose) shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(c) Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to repurchase or make an offer to repurchase the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Indenture.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes. The Paying Agent (or any other agent appointed for such purpose) will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the rules and procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02 Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Trustee, Paying Agent or any other agent appointed for such purpose in accordance with this Section 15.02 (Withdrawal of Fundamental Change Repurchase Notice) at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof, provided, however, that if the Notes are Global Notes, the notice must comply with appropriate rules and procedures of the Depositary.

Section 15.03 Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Paying Agent (or any other agent appointed for such purpose, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 (Provisions as to Paying Agent)) at or prior to 11:00 a.m., New York City time, one Business Day prior to the Fundamental Change Repurchase Date, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent (or any other agent appointed for such purpose), payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 15.02 (Withdrawal of Fundamental Change Repurchase Notice)) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.01 (Repurchase at Option of Holders Upon a Fundamental Change)) and (ii) the time of book-entry transfer or the delivery of such Note to the Paying Agent (or any other agent appointed for such purpose) by the Holder thereof in the manner required by Section 15.01 (Repurchase at Option of Holders Upon a Fundamental Change), as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent (or any other agent appointed for such purpose) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Paying Agent (or any other agent appointed for such purpose) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn, on such Fundamental Change Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.01 (Repurchase at Option of Holders Upon a Fundamental Change), the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.04 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required, comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes, so as to permit the rights and obligations under this Article XV to be exercised in the time and in the manner specified in this Article XV.

Section 15.05 No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Article XV, the Company will not be required to send a Fundamental Change Repurchase Notice pursuant to this Article XV, or offer to repurchase or repurchase any Notes pursuant to this Article XV, in connection with a Fundamental Change occurring pursuant to (b)(A) or (b)(B) of the definition thereof or pursuant to (a) of the definition thereof that also constitutes a Fundamental Change occurring pursuant to (b)(A) or (b)(B) of the definition thereof, if (i) such Fundamental Change constitutes a Merger Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible pursuant to Section 13.07 (Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares) into consideration that consists solely of U.S. dollars in an amount per aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per aggregate principal amount of Notes (which Fundamental Change Repurchase Price will be calculated assuming that such Fundamental Change Repurchase Price includes the accrued but unpaid interest payable to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change).

Article XVI

TAX REDEMPTION

Section 16.01 Tax Redemption. (a) The Notes may not be redeemable by the Company at its option prior to the Maturity Date, except as set out in this Article XVI (Tax Redemption), and no sinking fund shall be provided for the Notes. The Notes may be redeemed at the Company’s option, in whole but not in part at the Tax Redemption Price, if the Company is or would be required to pay Additional Amounts (which are more than a de minimis amount) as a result of (A) any change in the Applicable Tax Law of a Relevant Taxing Jurisdiction, which change is not publicly announced before, and becomes effective after, the date when the Notes are initially issued (or, if the applicable taxing jurisdiction became a Relevant Taxing Jurisdiction on a date after the Notes are initially issued, such later date), or (B) any change on or after the date when the Notes are initially issued or, in the case of a Successor Company, after the date such Successor Company assumes all of the Company’s obligations under the Notes and this Indenture, in an interpretation, administration or application of such Applicable Tax Law by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (each such change, a “Change in Tax Law”); provided that the Company cannot avoid these obligations by taking reasonable measures available to it (provided that changing the Company’s jurisdiction of organization or domicile shall not be considered a reasonable measure); and further provided that, prior to or simultaneously with the Tax Redemption Notice, the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel specializing in taxation attesting that the Company has or will become, on or before the Tax Redemption Date, obligated to pay such Additional Amounts as a result of a Change in Tax Law (a “Tax Redemption”). The Trustee shall and is entitled to accept and rely upon such Opinion of Counsel and Officer’s Certificate (without further investigation or enquiry) and it shall be conclusive and binding on the Holder.

(b) If the applicable Tax Redemption Date falls after a Regular Record Date and on or prior to the immediately following Interest Payment Date, the Company shall, on or, at its election, before such Interest Payment Date, pay the full amount of accrued and unpaid interest, and any Additional

Amounts with respect to such interest, due on such interest payment date to the Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date.

(c) The Company shall notify the Trustee in writing of its election and the date on which such interest and any Additional Amounts with respect to such interest will be paid at the time it provides such Tax Redemption Notice.

Section 16.02 Notice of Tax Redemption. (a) In the event that the Company exercises its Tax Redemption right pursuant to Section 16.01(a) (Tax Redemption) and this Section 16.02(a) (Notice of Tax Redemption), it shall fix a date for redemption (the “Tax Redemption Date”) and it or, at its written request received by the Trustee not less than 35 days prior to the Tax Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company shall send, or cause to be sent, a written notice of such Tax Redemption prepared by the Company (a “Tax Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Tax Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register (or in the case of Global Notes, electronically in accordance with the applicable rules and procedures of the Depositary); provided, however, that, if the Company shall give such notice, it shall also give a written notice of the Tax Redemption Date to the Trustee. The Tax Redemption Date must be a Business Day.

(b) The Company shall not give any Tax Redemption Notice earlier than 60 days prior to the earliest date on which the Company would be obligated to pay any Additional Amounts, and the obligation to pay such Additional Amounts must be in effect at the time such Tax Redemption Notice is given. Simultaneously with providing such notice, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on its website or through such other public medium as it may use at that time.

(c) The Tax Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to give such Tax Redemption Notice or any defect in the Tax Redemption Notice to the Holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note.

(d) Each Tax Redemption Notice shall specify:

(i) the Tax Redemption Date;

(ii) the Tax Redemption Price;

(iii) the place or places where such Notes are to be surrendered for payment of the Tax Redemption Price;

(iv) that on the Tax Redemption Date, the Tax Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(v) that Holders may surrender their Notes for conversion at any time prior to the close of business on the fifteenth Business Day immediately preceding the Tax Redemption Date;

(vi) the procedures a converting Holder must follow to convert its Notes;

(vii) that Holders have the right to elect not to have their Notes redeemed by delivery, in accordance with the applicable procedures of the Depositary, to the Company, with a copy to the Paying Agent, a written notice to that effect not later than the second Business Day immediately preceding the Tax Redemption Date;

(viii) that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth herein;

(ix) that, at and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed (a) will not receive any Additional Amounts with respect to payments or delivery (including consideration due in respect of conversion or the Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) made in respect to such Holders’ Notes solely as a result of the Change in Tax Law that caused such Additional Amounts to be paid after the Tax Redemption Date and (b) all future payments (including consideration due in respect of conversion or the Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) with respect to the Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction, as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to be subject to a Tax Redemption converts its Notes in connection with such Tax Redemption, the Company will be obligated to pay Additional Amounts, if any, with respect to such conversion;

(x) the Conversion Rate; and

(xi) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

A Tax Redemption Notice shall be irrevocable and shall not be subject to conditions. In the case of a Tax Redemption, a Holder may convert its Notes at any time until the close of business on the second Business Day preceding the Tax Redemption Date.

Section 16.03 Payment of Notes Called for Redemption. (a) If any Tax Redemption Notice has been given in respect of the Notes in accordance with Section 16.02 (Notice of Tax Redemption), the Notes shall become due and payable on the applicable Tax Redemption Date at the place or places stated in the applicable Tax Redemption Notice and at the applicable Tax Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Tax Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Tax Redemption Price.

(b) Prior to 11:00 a.m., New York City time on the applicable Tax Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 (Provisions as to Paying Agent) an amount of cash in immediately available funds, sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Trustee or other agent appointed for such purpose shall, promptly after such payment and upon written demand by the Company, return to Company any funds in excess of the Tax Redemption Price.

Section 16.04 Holders’ Right to Avoid Tax Redemption. Notwithstanding anything to the contrary in this Article XVI, if the Company has given a Tax Redemption Notice as described in Section 16.02 (Notice of Tax Redemption), each Holder of Notes will have the right to elect that such Holder’s Notes will not be subject to Tax Redemption. If a Holder elects not to be subject to a Tax Redemption, the Company will not be required to pay any Additional Amounts (including consideration due in respect of conversion or Fundamental Change Repurchase Price, and whether payable in cash, Conversion Securities or otherwise) with respect to any payment of interest, payment of principal or delivery made in respect of such Holder’s Notes following the Tax Redemption Date solely as a result of the Change in Tax Law that caused such Additional Amounts to be paid after the Tax Redemption Date, and all subsequent payments in respect of such Holder’s Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction, as a result of the Change in Tax Law. The obligation to pay Additional Amounts to any electing Holder for periods up to the Tax Redemption Date shall remain subject to the exceptions set forth under Section 4.07 (Additional Amounts). Where no election is made, the Holder will have its Notes redeemed without any further action. Holders must exercise their option to elect to avoid a Tax Redemption by written notice to the Company (with a copy to the Paying Agent) no later than the close of business on the fifteenth Business Day immediately preceding the Tax Redemption Date, provided that a Holder that has complied with the requirements set forth in Section 13.02 (Conversion Procedure; Settlement Upon Conversion) will be deemed to have delivered a notice of its election to avoid a Tax Redemption. If Notes are in global form, the rights of beneficial owners in any Global Note, including any election in connection with a Tax Redemption pursuant to this Section above, shall be exercised only through the Depositary subject to customary rules and procedures of the Depositary. For the avoidance of doubt, a Tax Redemption shall not affect any Holder’s right to convert any Notes (and the Company’s obligation, if the Conversion Date for such conversion occurs before the applicable Tax Redemption Date, to pay any Additional Amounts in connection with such conversion)

Section 16.05 Restrictions on Tax Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the applicable Tax Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Redemption Price with respect to such Notes).

Section 16.06 Withdrawal of Notice of Election to Avoid Tax Redemption. A Holder may withdraw any notice of election to avoid a Tax Redemption (other than such a deemed notice of election) made pursuant to Section 16.04 (Holders’ Rights to Avoid Tax Redemption), by delivering, in accordance with the applicable procedures of the Depositary, to the Company (with a copy to the Paying Agent) a written notice of withdrawal prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the redemption price on the Tax Redemption Date, such later date on which the Company pays the Tax Redemption Price).

Article XVII

COVERED DISPOSITIONS

Section 17.01 Use of Net Proceeds of Covered Dispositions.

(a) Within 30 calendar days following the receipt of any Net Proceeds from a Covered Disposition, the Company (or the applicable Subsidiary, as the case may be) may apply such Net Proceeds, at its option, to repay, redeem, retire, defease, replace, refinance or repurchase Pari Passu Debt Liabilities. Any Net Proceeds not so applied within such 30 day period will constitute “Excess Proceeds”; provided that the amount of Excess Proceeds shall be increased by the excess of (i) the principal amount of any Indebtedness incurred by the Company and its Subsidiaries within the five Business Days prior to, on the day of, or in the five Business Days following such repayment, redemption, retirement, defeasance, replacement, refinancing or repurchase of Pari Passu Debt Liabilities over (ii) the principal amount of such Pari Passu Debt Liabilities repaid, redeemed, retired, defeased, replaced, refinanced or repurchased.

(b) If there are any Excess Proceeds at the end of a 30 calendar day period described in clause (a), then within five Business Days after the end of such 30 calendar day period, the Company shall provide a written notice to the Holders of the Notes (a “Covered Disposition Notice”) setting forth:

(i) the nature of the Covered Disposition;

(ii) the amount of Excess Proceeds;

(iii) the Covered Disposition Offer Price;

(iv) the purchase date with respect to such Covered Disposition Offer (the “Covered Disposition Offer Repurchase Date”); and

(v) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 17.01 (Use of Net Proceeds of Covered Dispositions).

(c) If within 15 calendar days after the date a Covered Disposition Notice is provided by the Company, Holders of a majority of the outstanding principal amount of the Swedish Notes provide a written request (a “Covered Disposition Offer Request”) to the Company to make a Covered Disposition Offer with respect to the applicable Covered Disposition, the Company shall make such Covered Disposition Offer to all Holders within 20 business days of receipt of such Covered Disposition Offer Request. If holders of a majority of the outstanding principal amount of the Swedish Notes do not provide such written request with respect to such Covered Disposition, the Company and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Covered Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 17.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

(e) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

Section 17.02 Repurchase at Option of Holders Upon a Covered Disposition

(a) An offer made pursuant to Section 17.01 (a “Covered Disposition Offer”) shall be made to all holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those set forth in Section 17.01 with respect to offers to purchase or redeem with the proceeds of sales of Covered Assets to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased with the applicable Excess Proceeds; provided that the purchase price for the Notes shall equal to the Fundamental Change Repurchase Price, and will be payable in cash. If any Excess Proceeds remain after consummation of a Covered Disposition Offer, the Company and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate purchase price for the Notes and other Pari Passu Indebtedness tendered into such Covered Disposition Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the representative for such other Pari Passu Indebtedness shall select such other Pari Passu Indebtedness to be purchased on a pro rata basis (except that any Global Notes will be selected by such method as the Depositary may require), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1.00, or an integral multiple of $1.00 in excess thereof, will be purchased). Upon completion of each Covered Disposition Offer, the amount of Excess Proceeds will be reset at zero.

(b) Repurchases of Notes under this Section 17.02 shall be made, at the option of the Holder thereof, upon:

(i) if the Notes are Global Notes, delivery to the Company by a Holder of a duly completed notice (the “Covered Disposition Offer Repurchase Notice”) in substantially the form set forth in Attachment 5 to the Form of

Note attached hereto as Exhibit A; provided that the notice must comply with appropriate rules and procedures of the Depositary; and

(ii) if the Notes are Physical Notes, delivery of the Notes to the Company together with a Covered Disposition Offer Repurchase Notice (together with all necessary endorsements for transfer), or book-entry transfer of the Notes;

in each case (a) such delivery being a condition to receipt by the Holder of the Covered Disposition Offer Price therefor and (b) such delivery occurring on or before the close of business on the second Business Day immediately preceding the applicable Covered Disposition Offer Repurchase Date.

(c) The Covered Disposition Offer Repurchase Notice in respect of any Notes to be repurchased shall state:

(1) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(2) the portion of the principal amount of Notes to be repurchased, which must be in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof; and

(3) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and these Conditions.

Notwithstanding anything herein to the contrary, any Holder delivering the Covered Disposition Offer Repurchase Notice contemplated by this Section 17.02 (Repurchase at Option of Holders Upon a Covered Disposition) shall have the right to withdraw, in whole or in part, such Covered Disposition Offer Repurchase Notice as set forth in Section 17.03 (Withdrawal of Covered Disposition Offer Repurchase Notice).

Section 17.03 Withdrawal of a Covered Disposition Offer Repurchase Notice. A Covered Disposition Offer Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Company in accordance with this Section 17.03 (Withdrawal of a Covered Disposition Offer Repurchase Notice) at any time prior to the close of business on the second Business Day immediately preceding the Covered Disposition Offer Repurchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(c) the principal amount, if any, of such Note that is not being withdrawn, which portion must be in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof.

Section 17.04 Deposit of Covered Disposition Offer Price.

(a) The Company will set aside, segregate and hold in trust at or prior to 11:00 a.m., New York City time, one Business Day prior to the Covered Disposition Offer Repurchase Date, an amount of money sufficient to repurchase all of the Notes to be repurchased at the applicable Covered Disposition Offer Price. Subject to receipt of Notes by the Company, payment for Notes surrendered for repurchase

(and not withdrawn in accordance with Section 17.03 (Withdrawal of Covered Disposition Offer Repurchase Notice)) will be made on the later of (i) the Covered Disposition Repurchase Date (provided the Holder has satisfied the conditions in Section 17.02 (Repurchase at Option of Holders Upon a Covered Disposition)) and (ii) the time of book-entry transfer or the delivery of such Note to the Company by the Holder thereof in the manner required by Section 17.02 (Repurchase at Option of Holders Upon a Covered Disposition), as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register or by wire transfer of immediately available funds to the account of the Holder.

(b) If by 11:00 a.m., New York City time, on the Covered Disposition Offer Repurchase Date, the Company holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Covered Disposition Offer Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase, and not validly withdrawn, on such Covered Disposition Offer Repurchase Date (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not the Notes have been delivered to the Company) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Covered Disposition Offer Price).

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 17.02 (Repurchase at Option of Holders Upon a Covered Disposition), the Company shall execute and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Article XVIII

MISCELLANEOUS PROVISIONS

Section 18.01 Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 18.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 18.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being delivered in person, transmitted by facsimile, sent via electronic mail or deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to:

Oatly Group AB

Ångfärjekajen 8,

211 19 Malmö, Sweden

Attention: General Counsel

Any notice, direction, request or demand hereunder to or upon the Trustee shall be given or served in person, transmitted by facsimile or deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format to an email address specified by the Trustee.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Fundamental Change Company Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s applicable procedures.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

All notices, approvals, consents, requests and any communications hereunder that is required to be signed must be in writing in English. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 18.04  Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the federal courts of the United States of America or the courts of the State of New York, in each case, located in the City of New York, New York (collectively, the “specified courts”) and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the specified courts and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.05 Submission to Jurisdiction; Service of Process. The Company irrevocably appoints Corporation Service Company, with offices at 19 West 44th Street, Suite 200, New York, NY 10036 as its authorized agent in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to:

Oatly Group AB

Ångfärjekajen 8,

211 19 Malmö, Sweden

Attention: General Counsel

shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and one half years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

Section 18.06 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Trustee shall be entitled to receive:

(i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that, in the opinion of such counsel, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and such action is permitted by the terms of this Indenture.

(b) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion; and

(iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with or such action is permitted by the terms of this Indenture, as the case may be;

provided that no Opinion of Counsel shall be required to be delivered in connection with (1) the original issuance of Notes on the date hereof under this Indenture, (2) the mandatory exchange of the restricted CUSIP of the Restricted Securities to an unrestricted CUSIP pursuant to the applicable procedures of the Depositary upon the Notes becoming freely tradable by non-Affiliates of the Company under Rule 144, or (3) a request by the Company that the Trustee deliver a notice to Holders under the Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Notwithstanding anything to the contrary in this Section 18.06 (Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee), if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 18.07 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Tax Redemption Date, Covered Disposition Offer Repurchase Date or Maturity Date is not a Business Day, then such Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date, Tax Redemption Date, Covered Disposition Offer Repurchase Date or Maturity Date, as applicable, will not be postponed but any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or be paid in respect of the delay. For purposes of the foregoing sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a Business Day.

Section 18.08 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 18.09 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 18.10 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the other parties hereto and shall be deemed to be their original signatures for all purposes.

Section 18.12 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 18.13 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, epidemics, pandemics, civil or military disturbances, public health emergencies, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances..

Section 18.15 Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the ADSs, the Make-Whole Amount, Defaulted Amounts, Additional Amounts, accrued interest payable on the Notes, the Special Mandatory Redemption Price, the Tax Redemption Price, the Covered Disposition Offer Price and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and the Conversion Agent is entitled to rely conclusively and without liability upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the prior written request and satisfactory proof of holding of that Holder at the sole cost and expense of the Company.

Section 18.16 USA Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT ACT) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 18.17 Withholding Taxes Subject in all respects to the provisions of Section 4.07 (Additional Amounts), any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the Notes. In addition, but subject in all respects to the provisions of Section 4.07 (Additional Amounts), if any withholding taxes (including backup withholding) are paid on behalf of a Holder or beneficial owner of Notes, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of ADSs, if any, in respect of the Notes (or, in some circumstances, any payments on the ADSs) or sales proceeds received by or other funds or assets of the Holder or beneficial owner without duplication of any amounts already withheld or set off.

Section 18.18 No Personal Liability of Incorporators, Shareholders, Employees, Agents, Officers, Directors or Subsidiaries. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture thereto or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. Each Holder, by accepting the Notes waives and releases all such liability. The waiver and release are a condition of, and part of the consideration, the execution of this Indenture and the issuance of the Notes.

Section 18.19 Intercreditor Agreement Controls. Notwithstanding any contrary provision in this Indenture, this Indenture is subject to the provisions of the Intercreditor Agreement. The Company and the Trustee acknowledge and agree to be bound by the provisions of the Intercreditor Agreement. The Trustee agrees to execute and deliver the Intercreditor Agreement upon delivery of an Officer’s Certificate of the Company instructing it to do so and stating that such Intercreditor Agreement complies with the provisions of this Indenture.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

OATLY GROUP AB

By: /s/ Christian Hanke

Name: Christian Hanke

Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By: /s/ Daniel Boyers

Name: Daniel Boyers

Title: Vice President

Exhibit A
FORM OF FACE OF NOTE

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY, THE AMERICAN DEPOSITARY SHARES DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY, AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT), AND

(2) AGREES FOR THE BENEFIT OF Oatly Group AB (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY AND THE AMERICAN DEPOSITARY SHARES, IF ANY, DELIVERABLE UPON CONVERSION OF THIS SECURITY, IF ANY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT (“RULE 144”)) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE OR A BENEFICIAL INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND ON FACE OF ALL NOTES]

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS CONVERTIBLE SENIOR PIK NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. LENDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE CONVERTIBLE SENIOR PIK NOTE BY CONTACTING THE COMPANY AT OATLY GROUP AB, Ångfärjekajen 8, 211 19 Malmö, Sweden.]

.

OATLY GROUP AB

9.25% Convertible Senior PIK Note due 2028

No. [__] US$[●]

CUSIP: [●]

ISIN Number: [●]

Oatly Group AB, a public limited liability company established under the laws of Sweden, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of $[●] [(as revised by the attached Schedule of Exchanges of Notes and as increased by the PIK Interest on the books and records of the Note Registrar pursuant to the Indenture)] on September 14, 2028 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates: April 15 and October 15 of each year, commencing on October 15, 2023.

Regular Record Dates: April 1 and October 1 immediately preceding each Interest Payment Date (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Oatly Group AB has caused this instrument to be duly executed as of the date set forth below.

OATLY GROUP AB

Date:	By:
Name: Title:

Date:	By:
Name: Title:

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

OATLY GROUP AB

9.25% Convertible Senior PIK Note due 2028

This Note is one of a duly authorized issue of notes of Oatly Group AB, a public limited liability company established under the laws of Sweden (the “Company”), designated as its 9.25% Convertible Senior PIK Notes due 2028 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of March 23, 2023 (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Paying Agent, Registrar and Trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.03 of the Indenture. Interest on this Note will begin to accrue from, and including, March 23, 2023.

Interest will accrue as cash interest or PIK Interest in accordance with Section 2.03(d).

2. Maturity. This Note will mature on September 14, 2028, unless earlier repurchased, redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.03(d)(i) and Section 4.01 of the Indenture. PIK Interest will be paid in the manner set forth in Section 2.03(d)(ii) of the Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any authorized denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an authorized denomination) for cash in the manner, and subject to the terms, set forth in Section 15.01 of the Indenture.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Article XVI of the Indenture.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article XIII of the Indenture.

9. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article VI of the Indenture.

10. Registration Rights. The Holder of this Note is entitled to registration rights as set forth in the Investment Agreement.

11. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article X of the Indenture.

12. No Personal Liability of Directors, Officers, Employees and Shareholders. No past, present or future director, officer, employee, incorporator or shareholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Oatly Group AB

Ångfärjekajen 8,

211 19 Malmö, Sweden

Schedule A
to EXHIBIT A
SCHEDULE OF EXCHANGES OF NOTES

OATLY GROUP AB
9.25% Convertible Senior PIK Notes due 2028

The initial principal amount of this Global Note is [__] DOLLARS (US$[__]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

Attachment 1
to EXHIBIT A
FORM OF CONVERSION NOTICE

To: OATLY GROUP AB

JPMorgan Chase Bank, N.A., as Depositary for the ADSs

U.S. Bank Trust Company, National Association, as Conversion Agent

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof) below designated, into ADSs in accordance with the terms of the Indenture referred to in this Note, and directs that any ADSs deliverable upon such conversion, together with any cash payable for any fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

If any ADSs or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 13.02(b) (Conversion Procedure; Settlement Upon Conversion) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) during the three months immediately preceding the date hereof.

[The undersigned further certifies:

1. The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Restricted Securities received upon conversion of this Note (or securities represented thereby) have not been and are not expected to be registered under the Securities Act.

2. The undersigned further certifies that either:

(a) The undersigned is, and at the time the ADSs are delivered in conversion of its Notes will be, the holder of the ADSs and the Ordinary Shares represented thereby, and (i) it is a “Qualified Institutional Buyer” (within the meaning of Rule 144A under the Securities Act) and (ii) the undersigned is not in the business of buying and selling securities or, if the undersigned is in such business, the undersigned did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes. The undersigned did not purchase any of the Notes, ADSs or Ordinary Shares with a view to distribution, is not proposing to offer or sell any of such ADSs for the Company in connection with the distribution of such Notes, ADSs or Ordinary Shares, or is participating, or has a direct or indirect participation, in any such undertaking or in the direct or indirect underwriting of any such undertaking, and such Notes and ADSs do not constitute the whole or a part of an unsold allotment to or subscription by a dealer, as a participant in the distribution of Notes, ADSs or Ordinary Shares by the Company issuing the same or by or through an underwriter; if the undersigned acquired the Notes directly or indirectly from the Company in a transaction or chain of transactions not involving any public offering, or the Notes are “restricted securities” the undersigned (a) is or currently are able to sell all of the ADSs issuable on the deposit of such Notes in a single transaction pursuant to (i) an effective registration statement under the Securities Act or (ii) Rule 144 promulgated under the Securities Act, and any purchaser of such ADSs represented thereby will not receive “restricted securities”.

OR

(b) The undersigned is a broker-dealer acting on behalf of its customer; its customer has confirmed to the undersigned that it is, and at the time the ADSs are delivered in conversion of the Notes will be, the holder of the ADSs and the Ordinary Shares represented thereby, and (A) it is a “Qualified Institutional Buyer” (within the meaning of Rule 144A under the Securities Act) and (ii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the Notes being converted from the Company or any affiliate thereof in the initial distribution of the Notes. And such customer confirmed it did not purchase any of the Notes, ADSs or Ordinary Shares with a view to distribution, is not proposing to offer or sell any of such ADSs for the Company in connection with the distribution of such Notes, ADSs or Ordinary Shares, or is participating, or has a direct or indirect participation, in any such undertaking or in the direct or indirect underwriting of any such undertaking, and such Notes and ADSs do not constitute the whole or a part of an unsold allotment to or subscription by a dealer, as a participant in the distribution of Notes, ADSs or Ordinary Shares by the Company issuing the same or by or through an underwriter; if the customer acquired the Notes directly or indirectly from the Company in a transaction or chain of transactions not involving any public offering, or the Notes are “restricted securities” the customer (a) is or currently are able to sell all of the ADSs issuable on the deposit of such Notes in a single transaction pursuant to (i) an effective registration statement under the Securities Act or (ii) Rule 144 promulgated under the Securities Act, and any purchaser of such ADSs represented thereby will not receive “restricted securities”.

3. The undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in Restricted Securities received upon conversion of this Note if the undersigned (or such other account) becomes an Affiliate of the Company.

4. The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, unless and until the undersigned (or such other account) is notified by the Depositary that the restrictive legend on such Restricted Security has been removed from such security, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Security (or securities represented by such Restricted Security) except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof.]

Dated: ___________________
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if ADSs are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of ADSs if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:
(Name)
(Street Address)
City, State and Zip Code)
Please print name and address:
Principal amount to be converted (if less than all): US$ [●]
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Social Security or Other Taxpayer Identification Number

Attachment 2
to EXHIBIT A
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO: OATLY GROUP AB

[Agent appointed for such repurchase]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Oatly Group AB (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 15.01 (Repurchase at Option of Holders Upon a Fundamental Change) of the Indenture referred to in this Note the entire principal amount of this Note, or the portion thereof (that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Signatures(s):

Social Security or Other Taxpayer Identification Number:

Principal amount to be converted (if less than all): US$[●]

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 3
to EXHIBIT A
FORM OF ASSIGNMENT AND TRANSFER

For value received [●] hereby sell(s), assign(s) and transfer(s) unto [●] (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints [●] attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

	To Oatly Group AB or a subsidiary thereof; or
	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or


Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and the undersigned confirms that the undersigned reasonably believes that the transferee of such Note is a “qualified institutional buyer” (within the meaning of Rule 144A) that is purchasing for its own account or for the account of another qualified institutional buyer and the undersigned has provided such transferee notice that the transfer is being made in reliance on Rule 144A; or

	Pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: ___________________________________

Signature(s): _______________________________

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Attachment 4
to EXHIBIT A
CERTIFICATION AND AGREEMENT UPON THE DEPOSIT OF SHARES

Certification and Agreement

Upon

the Deposit of Shares or Transfer of Restricted ADSs

________________ __, 20__

Oatly Group AB

Jagaregatan 4, 211-19

Malmö, Sweden

Attention: General Counsel

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

JPMorgan Chase Bank, N.A., as depositary
383 Madison Avenue, Floor 11
New York, NY 10179

Attention: ADR Administration

Re: OATLY GROUP AB

Dear Sirs:

Reference is hereby made to the Restricted Issuance Agreement, dated as of March 23, 2023 (as amended from time to time, the “Restricted Issuance Agreement”), among OATLY GROUP AB (the “Company”), JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners from time to time of restricted American Depositary Shares (“Restricted ADSs”) represented by restricted American Depositary Receipts (“Restricted ADRs”) issued thereunder.

Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Restricted Issuance Agreement. References to the Restricted Issuance Agreement include the certification and other procedures established by the Depositary from time to time pursuant to such Restricted Issuance Agreement.

This certification and agreement (this “Certification and Agreement”) is furnished by the undersigned (the “Holder”) in connection with either (check one):

(a)  The deposit of ____________________ Shares by the Company on ________________ ___, 20__ in connection with a conversion of Convertible Notes against the issuance of ____________________ Restricted ADSs to the undersigned Holder pursuant to, and in accordance with, the Restricted Issuance Agreement.

OR

(b)  The acquisition of ____________________ Restricted ADSs by the undersigned Holder on ________________ ___, 20__ to be registered in the name of the undersigned Holder pursuant to, and in accordance with, the Restricted Issuance Agreement.

In connection therewith, the undersigned Holder instructs the Depositary to issue and/or register, as applicable, the above referenced Restricted ADSs via book-entry notation on the books of the Depositary against payment of any issuance fees and charges as follows:

1. Number of Restricted ADSs:

2. Name of Registered Holder to receive Restricted ADSs (English):

3. Address of Registered Holder to receive Restricted ADSs (English):

4. Tax Identification Number:

5. Contact Person:

6. Email and phone number of Contact Person:

The undersigned Holder acknowledges, certifies, confirms and agrees that by depositing the Shares against the issuance of Restricted ADSs and/or acquiring Restricted ADSs, in each case, registered in the name of Holder, it became, or will become, a party to and are, or will be, bound by the provisions of the Restricted Issuance Agreement and that the Restricted ADSs and the underlying Shares represented thereby (the “Underlying Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority in any state or other jurisdiction of the United States.

The undersigned Holder further represents, warrants, acknowledges, certifies and confirms to, and agrees with, each of you that the statements made herein are true and complete, and that:

1. The Restricted ADSs were initially issued upon the deposit of Shares issued in connection with a conversion of the Company’s 9.25% Convertible Senior PIK Notes due 2028 (the “Convertible Notes”) in accordance with the terms of the Convertible Notes and the Indenture (as defined below) in a transaction complying with, and exempt from, the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and the Convertible Notes were issued under the Indenture, dated as of March 23, 2023 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee, and sold pursuant to the Investment Agreement, dated March 14, 2023 (the “Investment Agreement”), among the Company and the investors named therein in a transaction complying with, and exempt from, the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

2. It  is not an Affiliate of the Company OR  may be deemed to be an Affiliate of the Company (check one).

3. It understands that the deposit of Shares against the issuance of Restricted ADSs pursuant to the Restricted Issuance Agreement or the acquisition of Restricted ADSs, as the case may be,

and any sale or transfer of the Restricted ADSs and Underlying Shares are subject to limitations under the Securities Act and the Restricted Issuance Agreement.

4. The Restricted ADSs and Underlying Shares may not be, and it will not offer, sell, pledge or otherwise transfer the Restricted ADSs or Underlying Shares except (a) in accordance with, and subject to, the limitations set forth in the Restricted Issuance Agreement, including the restrictive legend to which such Restricted ADSs and Underlying Shares are subject in the form set forth in Section 4 of the Restricted Issuance Agreement and on the form of Restricted ADR, and (b)(i) to the Company or any subsidiary thereof, (ii) pursuant to a registration statement which has become effective under the Securities Act, (iii) to a qualified institutional buyer in reliance on Rule 144A under the Securities Act, or (iv) outside the United States to a person other than a U.S. person (as such terms are defined in Regulation S promulgated under the Securities Act) in accordance with Regulation S promulgated under the Securities Act, or (v) pursuant to the exemption provided by Rule 144 promulgated under the Securities Act (“Rule 144”) (if available) or other exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and, if requested by the Company or the Depositary, the receipt of an opinion of U.S. counsel satisfactory to the Company and/or the Depositary, as applicable, with respect to the Restricted ADSs and Underlying Shares to such effect, and any transferee receiving Restricted ADSs will be required to become a party to and be bound by the provisions of the Restricted Issuance Agreement, except in the case of any sale to a transferee that is not an Affiliate of the Company pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, in which the transferee thereof acquires Unrestricted ADSs that are not “restricted securities” (as defined in Rule 144).

5. [It acquired the Convertible Notes on _______________ __, 20__ in accordance with the terms of the Convertible Notes and the Indenture on _______________ __, 20__ and paid the full purchase price for such Convertible Notes on such date, and such Convertible Notes have been beneficially owned by it since they were acquired through the date hereof.]

6. It is providing this Certification and Agreement to provide comfort to the Depositary and the Company that the deposit of the Shares against the issuance of Restricted ADSs or the acquisition of Shares and Restricted ADSs, as the case may be, and any sale or transfer of the Restricted ADSs may occur without the need for registration under the Securities Act, and the Depositary and the Company are relying on the representations, warranties, acknowledgements, certifications, confirmations and agreements contained in this Certification and Agreement for such purposes and are hereby authorized and entitled to so rely.

7. It has consulted with United States legal counsel(s) who are experienced in matters of U.S. securities law, to the extent necessary to confirm the accuracy of each of the representations, warranties, acknowledgments, certifications, confirmations and agreements set forth herein, and the undersigned is providing each such representations, warranties, acknowledgments, certifications, confirmation and agreements and entering into and executing this Certification and Agreement on the basis of such consultation with counsel.

The undersigned Holder agrees to indemnify the Depositary, the Company and each of their respective officers, directors, agents, employees, and affiliates for any and all losses, liabilities and expenses (including reasonable fees and expenses of external counsel) which may arise by reason hereof as well for any losses, liabilities claims, actions, costs, damages, penalties, fines, obligations, transfer or other taxes, duties, stamps and/or other governmental charges, and expenses of any kind whatsoever (including, without limitation, reasonable external attorneys’ fees and expenses) that may be imposed on, incurred by or asserted against any of them in connection with, or incurred as a result or arising out of or by reason of, (a) their reliance on our representations, warranties, acknowledgements, certifications, confirmations and agreements contained herein, (b) to the extent any representation, warranty, acknowledgement, certification, confirmation or agreement contained herein is incorrect or has been breached and/or (c) the deposit of the Underlying Shares against the issuance of the Restricted ADSs pursuant to the Restricted Issuance Agreement, the surrender and cancellation of any Restricted ADSs, the withdrawal of any Underlying Shares, and/or any sale or transfer of any Restricted ADSs and Underlying Shares.

The undersigned Holder acknowledges that its representations, warranties, acknowledgments, certifications, confirmations and agreements contained herein shall survive the deposit of the Underlying Shares against the issuance of the Restricted ADSs pursuant to the Restricted Issuance Agreement, the surrender and cancellation of any Restricted ADSs, the withdrawal of any Underlying Shares, and/or any sale or transfer of any Restricted ADSs and Underlying Shares.

This Certification and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

(Name of Holder)

By: _______________________________

Name:

Title:

Attachment 5

to EXHIBIT A
CERTIFICATION AND AGREEMENT UPON THE DEPOSIT OF SHARES

TO: OATLY GROUP AB

[Agent appointed for such repurchase]

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Oatly Group AB (the “Company”) as to the occurrence of a Covered Disposition with respect to the Company and specifying the Covered Disposition Offer Repurchase Date and requests and instructs the Company to pay to the registered Holder hereof in accordance with Section 17.01 (Use of Net Proceeds of Covered Dispositions) of the Indenture referred to in this Note the entire principal amount of this Note, or the portion thereof (that is in denominations of US$1.00 principal amount and integral multiples of US$1.00 in excess thereof) below designated, and (2) if such Covered Disposition Offer Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Covered Disposition Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Signatures(s):

Social Security or Other Taxpayer Identification Number:

Principal amount to be converted (if less than all): US$[●]

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit B

FORM OF AUTHORIZATION CERTIFICATE

OATLY GROUP AB

AUTHORIZATION CERTIFICATE

I, Zachariah Miller, as General Counsel of Oatly Group AB (the “Company”), hereby certify that:

1. Christian Hanke has been duly appointed as Chief Financial Officer of the Company, and Toni Petersson has been duly appointed as the Chief Executive Officer of the Company;

2. the specimen signature of each individual appearing opposite his name below is the true and genuine signature of each such individual;

3. each such individual is duly authorized to execute and deliver on behalf of the Company (i) the Indenture, dated as of March 23, 2023, between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Indenture”), (ii) [reserved], (iii) the Company’s 9.25% Convertible Senior PIK Notes due 2028 in the aggregate principal amount of US$99,900,000 (the “Notes”), and (iv) any other documents or certificates delivered or to be delivered in connection with the offering of the Notes; and

4. each such individual has the authority to provide written direction / confirmation and execute documents to be delivered to, or upon the request of, U.S. Bank Trust Company as Trustee, Paying Agent and Conversion Agent and Registrar under the Indenture.

Authorized Officers:

Name	Title	Signature	Phone Number
Toni Petersson	Chief Executive Officer	________________
Christian Hanke	Chief Financial Officer	________________

IN WITNESS WHEREOF, I have hereunto signed my name this 23rd day of March, 2023.

By:

Name: Zachariah Miller

Title: General Counsel